Filed Pursuant to Rule 424(b)(5)
Registration No.333-255470

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(3)
Class A ordinary shares, par value US$0.00000005 per share	202,380,975(2)	US$0.840(3)	US$170,000,019.00(3)	US$18,547.00
Warrants	70,833,345	US$—(4)	US$—(4)	US$—(4)
Class A ordinary shares, par value US$0.00000005 per share, underlying Warrants to purchase American Depositary Shares	60,714,300(5)	US$1.092(6)	US$66,300,015.60(6)	US$7,233.33
Class A ordinary shares, par value US$0.00000005 per share, underlying Warrants to purchase American Depositary Shares	10,119,045(7)	US$1.050(8)	US$10,624,997.25(8)	US$1,159.19

(1)

These Class A ordinary shares are represented by American depositary shares, or ADSs, each of which represents 15 Class A ordinary shares. The ADSs issuable on deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-234510).

(2)

Represents 202,380,975 Class A ordinary shares being offered by us. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or, the Securities Act, this registration statement shall be deemed to cover any additional number of ordinary shares that may be issued from time to time to prevent dilution as a result of a distribution, split, combination or similar transaction.

(3)	The proposed maximum aggregate offering price, estimated solely for the purpose of calculating the registration fee, has been computed pursuant to Rule 457(r) promulgated under the Securities Act.
(4)	Pursuant to Rule 457(g) of the Securities Act, no separate fee is recorded for the warrants and the entire fee is allocated to the underlying Class A ordinary shares.
(5)

Represents 60,714,300 Class A ordinary shares, represented by 4,047,620 ADSs issuable upon the exercise of warrants offered to the purchasers in this offering. Pursuant to Rule 416(a) under the Securities Act, this registration statement shall be deemed to cover any additional number of ordinary shares that may be issued from time to time to prevent dilution as a result of a distribution, split, combination or similar transaction.

(6)	Calculated in accordance with Rule 457(g) under the Securities Act based on a per ADS exercise price of US$16.38.
(7)

Represents 10,119,045 Class A ordinary shares, represented by 674,603 ADSs issuable upon the exercise of warrants offered to the Placement Agents in this offering. Pursuant to Rule 416(a) under the Securities Act, this registration statement shall be deemed to cover any additional number of ordinary shares that may be issued from time to time to prevent dilution as a result of a distribution, split, combination or similar transaction.

(8)	Calculated in accordance with Rule 457(g) under the Securities Act based on a per ADS exercise price of US$15.75.

Prospectus Supplement

(to Prospectus dated April 23, 2021)

Canaan Inc.

13,492,065 American Depositary Shares

Warrants to Purchase 4,047,620 American Depositary Shares

4,047,620 American Depositary Shares Issuable upon Exercise of the Warrants

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to 13,492,065 American Depositary Shares, or ADSs, directly to selected investors. Each ADS represents 15 of our Class A ordinary shares, par value US$0.00000005 per share. The purchasers in this offering will also receive warrants to initially purchase an aggregate of 4,047,620 ADSs with a per ADS exercise price of US$16.38. The warrants are exercisable immediately as of the date of issuance and expire three years from the date of issuance. If the ADSs trade above US$40.00 for 10 consecutive trading days, subject to certain equity conditions and trading volume requirements, the Company can force the warrants to be exercised by notice to the holder. A holder of the warrants also will have the right to exercise its warrants on a cashless basis if the registration statement or prospectus contained therein is not available for the issuance of the warrant ADSs issuable upon exercise thereof. For a more detailed description of the ADSs and warrants, see the sections entitled “Description of Our Securities We Are Offering” beginning on page S-52 and “Description of American Depositary Shares” beginning on page 17 of the accompanying prospectus. There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply to list the warrants on any securities exchange.

The ADSs are traded on the NASDAQ Global Market under the symbol “CAN”. As of April 28, 2021, the last reported sale price for the ADSs was US$14.54 per ADS.

Under our amended and restated memorandum and articles of association, our authorized share capital is US$50,000 divided into 999,643,375,556 Class A ordinary shares of per value US$0.00000005 each and 356,624,444 Class B ordinary shares of par value US$0.00000005 each. As of the date of this prospectus supplement, we have 2,060,597,778 Class A ordinary shares and 311,624,444 Class B ordinary shares. Nangeng Zhang, our Chairman and Chief Executive Officer, beneficially own 100% of our Class B ordinary shares, representing approximately 69.5% of the aggregate voting power of our issued and outstanding share capital as of the date of this prospectus supplement.

Our issued and outstanding share capital consists of Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. In respect of matters requiring a shareholder vote, each Class A ordinary share will be entitled to one vote and each Class B ordinary share will be entitled to 15 votes. Each Class B ordinary share is convertible into one class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. See “Description of Share Capital” beginning on page 6 of the accompanying prospectus.

We have retained FT Global Capital, Inc. and Valuable Capital Limited to act as the placement agents, or the Placement Agents, to use their best efforts to solicit offers from investors to purchase the securities in this offering. FT Global shall serve as the lead exclusive placement agent and Valuable will serve as co-placement agent. The Placement Agents have no obligation to buy any securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. The Placement Agents are not purchasing or selling any ADSs or warrants in this offering. We will pay the Placement Agents a fee equal to the sum of 6.5% of the aggregate purchase price paid by investors placed by the Placement Agents. Additionally, we will issue to the Placement Agents warrants to purchase 674,603 ADSs on substantially the same terms as the warrants sold in this offering, except that the Placement Agent warrants are exercisable at $15.75 per ADS and shall not be transferable, with limited exceptions, for a period of 180 days. The Placement Agent warrant and ADSs underlying such warrant are being registered herein.

We estimate the total expenses of this offering, excluding the placement agency fees, will be approximately $0.8 million. Because there is no minimum offering amount, the actual offering amount, the placement agency fees and net proceeds to us, if any, in this offering may be substantially less than the total offering amounts set forth above. We are not required to sell any specific number or dollar amount of the securities offered in this offering. Assuming we complete the maximum offering, the net proceeds to us from this offering will be approximately $158.1 million. We expect to deliver the ADSs and warrants to the purchasers on or before May 3, 2021.

Investing in our securities involves a high degree of risk. Before buying any securities, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per ADS		Total
Public offering price	US$	12.600	US$	170,000,019.000
Placement agency fees(1)	US$	0.819	US$	11,050,001.235
Proceeds to us, before expenses	US$	11.781	US$	158,950,017.765

(1)

We have agreed to pay the Placement Agents a commission equal to 6.5% of the gross proceeds sold in this offering. In addition, we have agreed to issue to the Placement Agents warrants to purchase 5% of the securities sold in this offering at an exercise price of $15.75 per ADS. We also have agreed to reimburse the Placement Agents for certain expenses in connection with this offering. For a description of all compensation to be paid to the Placement Agents, see “Plan of Distribution” appearing on page 34 of this prospectus.

We expect to deliver the ADSs and warrants against payment in U.S. dollars in New York, NY on or about May 3, 2021.

FT Global Capital, Inc. Sole Bookrunning Placement Agent	Valuable Capital Limited Co-Placement Agent

Prospectus Supplement dated April 29, 2021

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus. This prospectus supplement and the accompanying prospectus are parts of a registration statement that we filed with the U.S. Securities and Exchange, or the SEC, using a shelf registration process. Under this shelf registration process, we may sell from time to time an unspecified amount of any combination of securities described in the accompanying prospectus in one or more offers such as this offering. The accompanying prospectus provides you with a general description of the securities we may offer. This prospectus supplement provides you with specific information about the ADSs and the underlying ordinary shares. Both this prospectus supplement and the accompanying prospectus include important information about us and other information you should know before investing. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus” we are referring to the accompanying prospectus.

This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. To the extent the information in this prospectus supplement is different from that in the accompanying prospectus, you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the caption “Incorporation of Certain Information by Reference” in this prospectus supplement and the accompanying prospectus, before investing in the ADSs.

In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires, references to:

•	“ADR” are to American depositary receipts, which, if issued, evidence the ADSs;

•	“ADSs” are to the American depositary shares, each of which represents 15 of our Class A ordinary shares;

•

“China” and the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus supplement only, Taiwan, the Hong Kong Special Administrative Region and the Macao Special Administrative Region;

•	“RMB” or “Renminbi” are to the legal currency of China;

•	“US$,” “U.S. dollars,” or “dollars” are to the legal currency of the United States; and

•	“we,” “us,” “our company,” “our” and “Canaan” are to Canaan Inc. and its subsidiaries, as the context requires.

This glossary contains explanations of certain terms used in this prospectus supplement in connection with our company and our business. In this prospectus supplement, unless otherwise indicated:

•	“AI” are to artificial intelligence;

•	“ASICs” are to application-specific ICs, meaning ICs designed for a specific application;

•	“CPU” are to computing processing unit;

•	“GPU” are to graphic processing unit;

•	“edge computing” are to a method of optimizing cloud computing systems by performing data processing at the edge of the network, near the source of the data;

•	“FPGA” are to field programmable gate array, an integrated circuit designed to be configured by a customer or a designer after manufacturing;

•	“hash” are to a function used to map data of arbitrary size to data of fixed size and, in the context of Bitcoin mining, a function to solve the mining puzzle;

•	“hash rate” are to the processing power of the Bitcoin network and represents the number of computations that is processed by the network in a given time period;

S-ii

•	“ICs” or “chips” are to integrated circuits;

•	“IoT” are to Internet-of-Things, the extension of internet connectivity into physical devices and everyday objects;

•	“ISO” are to the International Organization of Standardization;

•	“network computing power” are to the processing power of all the machines in the Bitcoin network;

•	“neural-network accelerator” are to a class of microprocessor designed as hardware acceleration for AI applications;

•	“nm” are to nanometer;

•	“PMU” are to power management unit, which is a microcontroller that governs power functions;

•	“POW” are to proof-of-work;

•

“Risc-V” are to an open source instruction set architecture, which is a set of instructions that describes the way in which software talks to an underlying processor, and Risc-V’s open source nature means that anyone can build a processor to support it without paying high royalty fees;

•	“SoC” are to a chip that integrates all components of a computer or other electronic systems;

•

“tape-out” are to the final result of the design process for ICs when the graphic for the photomask of the IC is sent to the fabrication facility, and a successful tape-out means all the stages in the design and verification process of ICs have been completed;

•	“Thash” are to Terahash, the measuring unit of the processing power of the Bitcoin mining machine; and

•	“Thash/s” or “TH/s”, “GH/s” are to the measuring unit of hash rate. 1 TH/s = 1,000 GH/s;

Our reporting currency is the Renminbi, or RMB. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain translations of certain RMB amounts into U.S. dollars at specified rates solely for the convenience of the reader. All translations from RMB to U.S. dollars were made at the noon buying rate as set forth in the H.10 statistical release of the U.S. Federal Reserve Board.

S-iii

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we submit to it, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement and the accompanying prospectus. Information contained in this prospectus supplement and the accompanying prospectus and information that we submit to the SEC in the future and incorporate by reference will automatically update and supersede the previously submitted information. We incorporate herein by reference the documents listed below that we have furnished to the SEC:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2020 filed on April 21, 2021 (our “2020 Form 20-F”); and

•

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of this offering, shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus supplement.

No other Form 6-K furnished or filed with the SEC prior to the date of this prospectus supplement is incorporated by reference herein. As you read the above documents or other documents incorporated by reference, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in this prospectus supplement or in the most recent document incorporated by reference herein.

To obtain copies of documents incorporated by reference herein or in the accompanying prospectus, see “Where You Can Find More Information” in the accompanying prospectus. In addition, upon written or oral request, we will provide to any person, at no cost to such person, including any beneficial owner to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement or the accompanying prospectus. You may make such a request by writing or telephoning us at the following address or telephone number:

Canaan Inc.

1-2/F, QianFang Science Building C

Building No. 27, Zhongguancun Software Park (Phase I)

No. 8 Dongbeiwang West Road

Haidian District, Beijing, 100193

People’s Republic of China

Tel: +86-010-5874-1858

S-iv

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

•	our goal and strategies;

•	our expansion plans;

•	our future business development, financial condition and results of operations;

•	our expectations regarding demand for, and market acceptance of, our products;

•	general economic and business conditions.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

You should read these statements in conjunction with the risks disclosed in “Risk Factors” in this prospectus supplement and the accompanying prospectus as well as “Item 3. Key Information—D. Risk Factors” of the 2020 Form 20-F, which is incorporated herein by reference. Moreover, we operate in an emerging and evolving environment. New risks may emerge from time to time, and it is not possible for our management to predict all risks, nor can we assess the impact of such risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ materially from those contained in any forward-looking statements. The forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein relate only to events or information as of the date on which the statements are made in such documents. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information contained elsewhere in this prospectus supplement or the documents incorporated by reference herein. This summary is not complete and does not contain all of the information you should consider before investing in our securities. You should read the entire prospectus supplement and the accompanying prospectus, including each of the documents incorporated by reference herein or therein, carefully, including the “Risk Factors” and “Forward-Looking Information” sections of this prospectus supplement, and “Item 3.D. Risk Factors” in our 2020 Form 20-F, which is incorporated herein by reference.

Our Business

We provide supercomputing solutions through our proprietary high performance computing ASICs. Our visionary management team has a clear strategy to commercialize supercomputing technology. In January 2013, Mr. Nangeng Zhang, our chairman and chief executive officer, and his team, invented and delivered one of the first Bitcoin mining machines incorporating ASIC technology. Our founders and management team have a clear strategy to commercialize supercomputing technology. We initially dedicated our research and development efforts to ASIC applications for Bitcoin mining, which rapidly built up our know-how of ASIC design. Such experience provided us with a solid foundation in terms of both technology and capital resources, which better prepared us for further research and development involving AI chips. In September 2018, we became the first in the industry to deliver commercial edge computing AI chips based on Risc-V architecture and self-developed neural-network accelerator with outstanding performance. As we are a fabless IC designer, the ICs that we design are manufactured, packaged and tested by industry-leading suppliers, including SMIC, TSMC and Samsung.

We have developed significant advantages in our business and technological capabilities, including the following:

•	Our mastery of the whole IC design process;

•	Our years of accumulated engineering experience in applying theoretical research to the mass production of new products, producing in aggregate over 217 million chips in 2018, 2019 and 2020;

•

Our ability to achieve a fast time-to-market with our products and our successful early monetization of the ASIC design in blockchain applications have provided us with an early advantage with respect to both technology and capital reserve to pursue our strategic initiatives;

•

Our breakthroughs in various technological fields to improve ASIC performance, such as low voltage and high power efficiency operations and high computing density, all of which are crucial features for ASICs for blockchain and AI solutions;

•

Our ownership of most of the intellectual property we employ, and our accumulation of valuable know-how and multiple generations of proprietary silicon data through our years of ASIC design experience;

•	Our ability to provide a holistic AI solution to our customers, including AI chips, algorithm development and optimization, hardware module, end-product and software services; and

•	Our close and trusted partnerships with leading global suppliers, which have enabled us to achieve high-quality, high yield rate and stable production.

We are a fabless IC designer that provides advanced semiconductor solutions for supercomputing hardware. We are engaged in the front-end and back-end of IC design, which are the major components of the IC product development chain. We currently sell Bitcoin mining machines under our AvalonMiner brand that feature our proprietary ASICs which we design in-house, as well as ASICs designed for AI applications. We also sell Bitcoin mining machine parts and offer after-sales technical services for our products. In addition, we started to lease our Bitcoin mining machine in July 2019 to achieve better liquidity management when the Bitcoin price is low. We typically lease our Bitcoin mining machines for a period of six months, but with the option, at the mutual agreement of the parties, of ending the lease in three months. Our customer is responsible for the maintenance of the Bitcoin mining machines during the lease period.

We closely partner with industry-leading third-party suppliers to fabricate, test and package the IC products we design. For our Bitcoin mining machine, we assemble the final Bitcoin mining machines by integrating the ICs produced by us and related components we procure. Our front-end design capability ensures the robustness of our ICs, which can recover from any logic fault. Further, we carry out a complete verification process notwithstanding the significant time pressure to roll out new designs. We use FPGA based prototyping and simulation to ensure that the functionality and performance of our products are consistent with their design intent. Moreover, our rich experiences from previous tape-outs provide us with a vast amount of data that enable us to more accurately estimate the product’s power efficiency, performance and yield rate at the back-end design stage.

We have endeavored to leverage the trend of early and large-scale adoption of advanced process technologies to build a world-class semiconductor company. We aim to continuously introduce ICs of higher performance and power efficiency for application in both the blockchain and AI fields.

Corporate History and Structure

We are a Cayman Islands holding company and conduct our operations in China through our PRC subsidiaries. We first started our business developing Bitcoin mining machines incorporating ASIC technology in 2013 through Beijing Canaan Creative Information Technology Co., Ltd. which was subsequently renamed Hangzhou Canaan Creative Information Technology Co., Limited, or Hangzhou Canaan, in September 2015. Empowered by the academic training and technical expertise of our co-founders, we have focused on the design of high performance, repeated computing ICs since our inception. As we further developed, Hangzhou Canaan went through a series of capital injections and became a holding company for our PRC operating subsidiaries.

With the growth of our business and in order to facilitate international capital investment in us, we underwent an offshore reorganization in the first quarter of 2018. In February 2018, Canaan Cayman Holdings Ltd. was incorporated under the laws of the Cayman Islands as an exempted company with limited liability. It was later renamed Canaan Inc. in April 2018. In March 2018, in order to mirror the shareholding structure of the then shareholders of Hangzhou Canaan, we issued and allotted our ordinary shares at par value to investment holding companies held by the then shareholders of Hangzhou Canaan. Further, an intermediate holding company, Canaan Creative (HK) Holdings Limited, or Canaan HK, our wholly-owned subsidiary, was also established in Hong Kong in February 2018. In March 2018, Canaan HK acquired a 100% equity interest in Hangzhou Canaan and Canaan Inc. became our ultimate holding company. In June 2018, we completed a one-for-2,000 shares subdivision, and the number of total issued and outstanding ordinary shares became 2,000,000,000. Accordingly, our authorized share capital of US$50,000 is divided into 1,000,000,000,000 ordinary shares of US$0.00000005 each.

Our ADSs, each representing 15 of our Class A ordinary shares, have been listed on the NASDAQ Global Market since November 21, 2019 under the symbol “CAN.”

The following diagram illustrates our corporate structure as of the date of this prospectus supplement. It omits certain entities that are immaterial to our results of operations, business and financial condition. Unless otherwise indicated, equity interests depicted in this diagram are 100%-owned.

Corporate Information

Our principal executive offices are located at 1-2/F, QianFang Science Building C, Building No. 27, Zhongguancun Software Park (Phase I), No. 8 Dongbeiwang West Road, Haidian District, Beijing, People’s Republic of China. Our telephone number at this address is +86-571-8999-5063. Our registered office in the Cayman Islands is located at the offices of Sertus Chambers, Suite #5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, N.Y.

Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our main website is www.canaan-creative.com. The information contained on our website is not a part of this prospectus supplement.

THE OFFERING

Issuer	Canaan Inc.

Offering	The offering of 13,492,065 ADSs, each representing 15 of our Class A ordinary shares, par value $0.00000005 per share.

ADSs	Each ADS represents 15 Class A ordinary shares. The ADSs will be issued from time to time under the deposit agreement among us, The Bank of New York Mellon, as depositary, or the Depositary, and all owners and holders from time to time of American Depositary Shares issued thereunder, or the Deposit Agreement.

Warrants	Warrants to initially purchase 4,047,620 ADSs will be offered to the investors in this offering and warrants to initially purchase 674,603 ADSs will be issued to the Placement Agents as part of their fee. Each warrant may be exercised at any time on or after the date of issuance until the third year after the issuance of the warrants. Warrants to be offered to investors in this offering shall have a per ADS exercise price of $16.38. Warrants to be offered to the Placement Agent in this offering shall have a per ADS exercise price of $15.75. This prospectus supplement also relates to the offering of the ADSs issuable upon exercise of the warrants. If the ADSs trade above $40.00 for 10 consecutive trading days, subject to customary equity conditions and trading volume requirements, the Company can force the warrants to be exercised by notice to the holder. A holder of the warrants also will have the right to exercise its warrants on a cashless basis if the registration statement or prospectus contained therein is not available for the issuance of the ADSs issuable upon exercise thereof.

Lock-up	We have agreed, subject to certain exceptions, not to sell, offer or otherwise dispose of or transfer, directly or indirectly, any of our capital stock (including ordinary shares) or any securities convertible into or exchangeable for our capital stock, during a period commencing on the date of this prospectus supplement and ending 45 days after the closing of this offering without the prior approval of the Placement Agent.

Mr. Nangeng Zhang has agreed, subject to certain exceptions, not to offer, pledge, sell, contract to sell, or otherwise transfer or dispose of directly or indirectly, any ordinary shares or ADSs or any securities convertible into or exercisable or exchangeable for such ordinary shares or ADS, during a period commencing on the date of this prospectus supplement and ending 180 days after the date of this prospectus supplement without the prior approval of the Placement Agent. For more information, see “Plan of Distribution” in this prospectus supplement.

Right of Participation	We have agreed, subject to certain exceptions, to offer the buyers in this offering the right to participate in any future equity financing we conduct during the one year period following the closing of this offering, up to a maximum of 30% (in aggregate) of the securities being offered on the same terms and conditions.

Listing	The ADSs are traded on the NASDAQ Global Market under the symbol “CAN”. However, there is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any securities exchange.

Use of Proceeds	We intend to use the net proceeds from the offering for research and development and expansion of production scale. See “Use of Proceeds.”

Charges of the Depositary	We will pay all transfer and other taxes and governmental charges arising solely from the issuance and deposit of the offered shares as ADSs. However, holders of ADSs will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the Deposit Agreement to be for their account. See Exhibit 2.1 to our 2020 Form 20-F, which is incorporated herein by reference.

Risk factors	Before deciding to invest in our securities, you should carefully review “Risk Factors” in this prospectus supplement and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus.

RISK FACTORS

Investing in the ADSs involves risks. In consultation with your own financial and legal advisors, you should consider carefully, among other matters, the supplemental risk factors set forth below as well as the risk factors discussed under the caption “Item 3.D. Risk Factors” in our 2020 Form 20-F, which is incorporated herein by reference, before deciding whether an investment in the ADSs is suitable for you. See “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus. In general, investing in the securities of issuers in emerging market countries such as Australia involves certain risks not typically associated with investing in securities of U.S. companies. The risks and uncertainties described below and in our 2020 Form 20-F are not the only risks and uncertainties that we face. Additional risks and uncertainties that are unknown to us or that we currently think are immaterial also may impair our business operations or the market price of the ADSs. This prospectus supplement and the accompanying prospectus also contain forward-looking statements that involve risks. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including risks described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

Risk Factor Summary

The following summary highlights some of the principal risks that could adversely affect our business, financial condition or results of operations. This summary is not complete and the risks summarized below are not the only risks we face. These risks are discussed more fully further below in this section entitled “Risk Factors.” These risks include, but are not limited to, the following:

•	Our results of operations have been and are expected to continue to be negatively impacted by sharp Bitcoin price decreases.

•

We derive a significant portion of our revenues from our Bitcoin mining machines. If the market for Bitcoin mining machines ceases to exist or diminishes significantly, our business and results of operations would be materially harmed.

•	If we fail to succeed in the AI market or other new application markets we seek to penetrate into, our revenues, growth prospects and financial condition could be materially and adversely affected.

•

The industries in which we operate are characterized by constant changes. If we fail to continuously innovate and to provide products that meet the expectations of our customers, we may be unable to attract new customers or retain existing customers, and hence our business and results of operations may be adversely affected.

•

We are subject to risks associated with legal, political or other conditions or developments regarding holding, using or mining of Bitcoins, which could negatively affect our business, results of operations and financial position.

•	The outbreak of the novel coronavirus (“COVID-19”) could have a material adverse effect on our business operations, results of operations, cash flows and financial position.

•	A substantial majority of our revenues are generated from sales to customers in the PRC. Any adverse development in the regulatory environment in the PRC could have a negative impact on our business.

•	Changes in the Bitcoin algorithm or the mining mechanism may materially and adversely affect our business and results of operations.

•

Substantial increases in the supply of mining machines connected to the Bitcoin network would lead to an increase in network capacity, which in turn would increase mining difficulty. This development would negatively affect the economic returns of Bitcoin mining activities, which would decrease the demand for and/or pricing of our products.

•	We may be unable to make the substantial research and development investments that are required to remain competitive in our business.

•	We face intense competition and our competitors may employ aggressive pricing strategies, which can lead to a price reduction of our products and material adverse effect on our results of operations.

•

Our Bitcoin mining machine business depends on supplies from very few third-party foundry partners, and any failure to obtain sufficient foundry capacity from these third-part foundry partners would significantly delay the shipment of our products.

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Failure to maintain inventory levels in line with the approximate level of demand for our products could cause us to lose sales, expose us to increased inventory risks and subject us to increases in holding costs, risk of inventory obsolescence, increases in markdown allowances and write- offs, any of which could have a material adverse effect on our business, financial condition and results of operations.

•	Our limited operating history and rapid revenue growth may make it difficult for us to forecast our business and assess the seasonality and volatility in our business.

•	We may be unable to execute our growth strategies or effectively maintain our rapid growth trends.

•	We rely on a limited number of third parties to package and test our products.

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Bitcoin exchanges and wallets, and to a lesser extent, the Bitcoin network itself, may suffer from hacking and fraud risks, which may adversely erode user confidence in Bitcoin which would decrease the demand for our Bitcoin mining machines.

•	We face risks associated with the expansion of our scale of operations globally, and if we are unable to effectively manage these risks, they could impair our ability to expand our business abroad.

•	We have incurred negative cash flows from operating activities and net losses in the past and can provide no assurance of our future operating results.

•	Shortages in, or increases in the prices of, the components of our products may adversely affect our business.

•	Our prepayments to suppliers may subject us to counterparty risk associated with such suppliers and negatively affect our liquidity and cash position.

•	If we experience difficulty in collecting our trade receivables, our liquidity, financial condition and results of operations would be negatively impacted.

•	Failure at tape-out or failure to achieve the expected final test yields for our ASICs could negatively impact our operating results.

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The administrators of the Bitcoin network’s source code could propose amendments to the Bitcoin network’s protocols and software that, if accepted and authorized by the Bitcoin network’s community, could adversely affect our business, results of operations and financial condition.

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The acceptance of Bitcoin network software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in the Bitcoin network could result in a “fork” in the blockchain, resulting in the operation of two separate networks that cannot be merged. The existence of forked blockchains could erode user confidence in Bitcoin and could adversely impact our business, results of operations and financial condition.

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AI technologies are constantly evolving, and any flaws in or misuse of AI, even if committed by other third parties, could have a negative impact on our business, reputation, brands and the general acceptance of AI solutions by society.

•	Any failure of our products to meet the necessary quality standards could adversely affect our reputation, business and results of operation.

•	Our Bitcoin mining machines use open source software and hardware as their basic controller system, which may subject us to certain risks.

•	Power shortages, labor disputes and other factors may result in constraints on our production activities.

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If we fail to adequately protect our IP rights, our ability to compete effectively or to defend ourselves from litigation could be impaired, which could reduce our total revenue and increase our costs.

•	We may face IP infringement claims or other related disputes, which could be time-consuming, costly to defend or settle and result in the loss of significant rights and lower sales.

•	Cyber-security incidents, including data security breaches or computer viruses, could harm our business by disrupting our delivery of services, damaging our reputation or exposing us to liability.

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We require various approvals, licenses, permits and certifications to operate our business. Any failure to obtain or renew any of these approvals, licenses, permits or certifications could materially and adversely affect our business and results of operations.

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We may be involved in legal and other disputes from time to time, whether arising out of our operations, including disputes with our raw material or component suppliers, production partners, customers or employees, or class action lawsuits from our shareholders.

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Our ADSs may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors who are located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections.

Risks Relating to Our Business and Industry

Our results of operations have been and are expected to continue to be negatively impacted by sharp Bitcoin price decreases.

The demand for, and pricing of, our Bitcoin mining machines is determined primarily by the expected economic return of Bitcoin mining activities, which in turn is significantly affected by expectations with respect to the Bitcoin price, among other factors. The price of Bitcoin has experienced significant fluctuations over its relatively short existence and may continue to fluctuate significantly in the future. According to Blockchain.info, Bitcoin prices ranged from approximately US$3,792 per coin as of December 31, 2018, US$7,220 per coin as of December 31, 2019, to US$28,949 per coin as of December 31, 2020. According to the same source, from January 1, 2020 to December 31, 2020, the highest Bitcoin price was approximately US$28,949 per coin and the lowest was US$4,826 per coin. In particular, the Bitcoin price had risen significantly since the fourth quarter of 2020 and reached US$58,764 per coin as of March 31, 2021. The decrease in the Bitcoin price in 2018 resulted in a material decrease in our sales volume and in the average selling price of our Bitcoin mining machines. As the Bitcoin price remained relatively low throughout the first quarter of 2019 and only started to recover in the second quarter of 2019, we continued to experience low demand of our Bitcoin mining machines despite a low selling price in the first half of 2019. The price of Bitcoin gradually decreased in the second half of 2019. As a result, our revenue for 2019 decreased by 47.4% from 2018. In the first three quarters of 2020, the Bitcoin price had fluctuated, while in the fourth quarter of 2020, it increased significantly. As such, the total computing power sold and the average selling price per Thash/s stayed low during the first three quarters of 2020. As the price of Bitcoin surged in the fourth quarter of 2020, the market demand for mining machines started to recover and the Company had received a large number of orders which were mainly scheduled for delivery in 2021. As a result, our revenue in 2020 decreased by 68.5% from 2019.

We expect our results of operations to continue to be affected by the Bitcoin price, as 99.7%, 97.7%, and 94.4% of our revenue were from sales of our Bitcoin mining machines and other Bitcoin mining machine parts and accessories in 2018, 2019, and 2020, respectively. In particular, as we do not have any long-term sales contracts for our Bitcoin mining machines, the sales volume of our Bitcoin mining machines can be significantly affected by short-term fluctuations of Bitcoin price. Moreover, the Bitcoin price may also be affected by its market share in the cryptocurrency market. For example, in 2020, the People’s Bank of China began piloting a digital yuan, a central bank digital currency intended to replace some cash in circulation in the PRC. In May 2019, Facebook announced its plans for a cryptocurrency called Libra. If the digital yuan and/or Libra are successful and largely expand their market share to the detriment and potential exclusion of the Bitcoins in the cryptocurrency market, the value and price of the Bitcoins may be adversely affected. Any future significant reductions in the price of Bitcoin will likely have a material and adverse effect on our results of operations and financial condition. We cannot assure you that the Bitcoin price will remain high enough to sustain the demand for our Bitcoin mining machines or that the Bitcoin price will not decline significantly in the future. Furthermore, fluctuations in the Bitcoin price can have an immediate impact on the trading price of the ADSs even before our financial performance is affected, if at all.

Various factors, mostly beyond our control, could impact the Bitcoin price. For example, the usage of Bitcoins in the retail and commercial marketplace is relatively low in comparison with the usage for speculation, which contributes to Bitcoin price volatility. Additionally, the reward for Bitcoin mining is designed to decline approximately every four years, with the most recent halving event occurring in May 2020, which has further contributed to Bitcoin price volatility and made our products less productive and therefore decreased the demand for and pricing of our Bitcoin mining machines in the first three quarters of 2020.

If the Bitcoin price or Bitcoin network transaction fees drop, the expected economic return of Bitcoin mining activities will diminish, thereby resulting in a decrease in demand for our Bitcoin mining machines. As a result, we may need to reduce the price of our Bitcoin mining machines. At the same time, if transaction fees increase to such an extent as to discourage users from using Bitcoins as a medium of exchange, it may decrease the transaction volume of the Bitcoin network and may affect the demand for our Bitcoin mining machines. In addition, any shortage of power supply due to government control measures or other reasons, and any increase in energy costs, would raise the costs of Bitcoin mining. This in turn could affect our customers’ expected economic return for mining activities and the demand for and pricing of our current Bitcoin mining machines.

Furthermore, fluctuations in Bitcoin price may affect the value of inventories as well as the provision we make to the inventory as we manage our inventories based on, among others, the sales forecast of our Bitcoin mining machines. As we generally increase our procurement volume and stock up finished goods for the launch of new products or we expect a surge of demand of Bitcoin mining machine, a significant drop in the Bitcoin price can lead to a lower expected sales price and excessive inventories, which in turn will lead to impairment losses with respect to such inventories. For example, in 2018, 2019, and 2020, as a result of the significant drop in the Bitcoin price, we recorded inventories and prepayments write downs of RMB786.0 million, RMB729.0 million, and RMB44.9 million (US$6.9 million), respectively, which in turn had a significant negative impact on our profitability. If the Bitcoin price drops significantly in the future, we may need to make similar write-downs again. To the extent we are able to sell such inventories above its carrying value, our gross profit may also be inflated by such write down.

The Bitcoin price drop in 2018, the fourth quarter of 2019, and the first half of 2020 also caused our customers who purchased our Bitcoin mining products on credit to be less willing to make payment. We consider the portion of the contract price on credit and not yet collected as implicit price concession and we recognize revenue based on subsequent information regarding our collection of such portion of the contract price. In 2018, 2019, and 2020, we recognized such price concessions of RMB152.8 million, RMB22.4 million, and RMB11.5 million (US$1.8 million), respectively. We may continue to offer sales on credit to some of our customers, and if the Bitcoin price drops significantly in the future, we will need to recognize such as implicit price concession.

We derive a significant portion of our revenues from our Bitcoin mining machines. If the market for Bitcoin mining machines ceases to exist or diminishes significantly, our business and results of operations would be materially harmed.

Sales of our Bitcoin mining machines, which incorporate our proprietary ASICs, historically generated substantially all of our revenue, and are expected to continue to generate a significant portion of our revenue in the foreseeable future. In 2018, 2019 and 2020, sales of our Bitcoin mining machines and other Bitcoin mining machine parts and accessories accounted for 99.7%, 97.7%, and 94.4% of our revenues, respectively. If the market for Bitcoin mining machines ceases to exist or diminishes significantly, we would experience a significant loss of sales, cancelation of orders, or loss of customers for our Bitcoin mining machines. Adverse factors that may affect the market for Bitcoin mining machines include:

•	Another cryptocurrency displaces Bitcoin as the mainstream cryptocurrency, thereby causing Bitcoin to lose value or become worthless, which could adversely affect the sustainability of our business;

•	Bitcoin fails to gain wide market acceptance and fails to become a generally accepted medium of exchange in the global economy due to certain inherent limitations to cryptocurrencies;

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Over time, the reward for Bitcoin mining (in terms of the amount of Bitcoin awarded) will decline, which may reduce the incentive to mine Bitcoin. Specifically, the halving event occurred in May 2020, and Bitcoins are expected to be fully mined out by the year 2140. Therefore, Bitcoin mining machines may become less productive as the available rewards for Bitcoin mining decrease.

If we cannot maintain the scale and profitability of our Bitcoin mining machines and, at the same time, successfully expand our business in the AI market, our business, results of operations and ability to continue to grow will suffer. Furthermore, excess inventories, inventory markdowns, brand image deterioration and margin squeeze caused by declining economic returns for miners or pricing competition for our Bitcoin mining machines could all have a material and adverse impact on our business, financial condition and results of operations.

If we fail to succeed in the AI market or other new application markets we seek to penetrate into, our revenues, growth prospects and financial condition could be materially and adversely affected.

While we endeavor to expand our AI business, sales of Bitcoin mining machines continue to account for a substantial majority of our total revenue. As of December 31, 2020, we shipped about 239,878 AI chips and development kits. Our future revenue growth will depend largely on our ability to successfully expand our business in the AI market and penetrate into new application markets. We cannot predict how or to what extent the demand for our products in the AI market will develop going forward. Furthermore, as ASICs may not develop into mainstream solutions for AI technologies and applications, we might not be able to capitalize on the growth in the market for AI technologies and applications with our ASICs. If the AI market does not develop as we currently anticipate and we are unable to penetrate into new application markets, our future revenue and profits could be materially and adversely affected.

We plan to work closely with our partners in product development to enhance our visibility in new market trends and meet customer demand by devoting more resources to research and development. We may also need to recruit more employees for research and development and product development, such as software engineers. We intend to continue to capitalize on market opportunities for introducing new product applications and conduct advance planning for our next-generation products in a timely manner. However, if we fail to penetrate into any of these or other new markets to which we devote our resources, we may not be able to generate returns on our investments and our financial condition could suffer.

The industries in which we operate are characterized by constant changes. If we fail to continuously innovate and to provide products that meet the expectations of our customers, we may be unable to attract new customers or retain existing customers, and hence our business and results of operations may be adversely affected.

The industries in which we operate are characterized by constant changes, including rapid technological evolution, continual shifts in customer demands, frequent introductions of new products and solutions and constant emergence of new industry standards and practices. Thus, our success will depend, in part, on our ability to respond to these changes in a cost-effective and timely manner. We need to anticipate the emergence of new technologies and assess their market acceptance. We also need to invest significant resources in research and development in order to keep our products competitive in the market.

However, research and development activities are inherently uncertain, and we might encounter practical difficulties in commercializing our research and development results, which could result in excessive research and development expenses or delays. Given the fast pace with which blockchain and AI technologies have been and will continue to be developed, we may not be able to timely upgrade our technologies in an efficient and cost-effective manner, or at all. In addition, new developments in AI, deep learning, IoT, computer vision, blockchain and cryptocurrency could render our products obsolete or unattractive. If we are unable to keep up with the technological developments and anticipate market trends, or if new technologies render our technologies or solutions obsolete, customers may no longer be attracted to our products. As a result, our business, results of operations and financial condition would be materially and adversely affected.

As our current mining machines are designed for Bitcoin mining, any limitation on the usage and adaptation of Bitcoin and any actual or perceived adverse development in the Bitcoin market, which is rapidly and continuously evolving, can impact our results of operations. As there is no wide consensus with respect to the value and application of Bitcoin, any future development may continue to affect the price of Bitcoin and hence affect the demand for our current Bitcoin mining machines. In addition, any event or rumor that generates negative publicity for the Bitcoin industry and market, such as allegations that Bitcoin is used for money laundering or other illicit activities, could result in harm to our reputation, which in turn may negatively affect our results of operations.

Decentralization, or the lack of control by a central authority, is a key reason that cryptocurrencies like Bitcoin have attracted many committed users. However, the decentralized nature of Bitcoin is subject to growing discussion and suspicion. Some claim that most of the actual services and businesses built within the Bitcoin ecosystem are in fact centralized since they are run by specific people, in specific locations, with specific computer systems, and that they are susceptible to specific regulations. Individuals, companies or groups, as well as Bitcoin exchanges that own vast amounts of Bitcoins, can affect the market price of Bitcoin. Furthermore, mining equipment production and mining pool locations are becoming centralized. Some argue that the decentralized nature of cryptocurrencies is a fundamental flaw rather than a strength. The suspicion about the decentralized nature of Bitcoin may cause our customers to lose confidence in the prospect of the Bitcoin industry. This in turn could adversely affect the market demand for our Bitcoin mining machines and our business. For more details, see “—If any person, institution or a pool of them acting in concert obtains control of more than 50% of the processing power active on the Bitcoin network, such person, institution or a pool of them could prevent new transactions from gaining confirmations, halt payments between users, and reverse previously completed transactions, which would erode user confidence in Bitcoin.”

We are subject to risks associated with legal, political or other conditions or developments regarding holding, using or mining of Bitcoins, which could negatively affect our business, results of operations and financial position.

Our customers are based globally. As such, changes in government policies, taxes, general economic and fiscal conditions, as well as political, diplomatic or social events, expose us to financial and business risks. In particular, changes in domestic or overseas policies and laws regarding holding, using and/or mining of Bitcoins could result in an adverse effect on our business operations and results of operations. Moreover, if any domestic or international jurisdiction where we operate or sell our Bitcoin mining machines prohibits or restricts Bitcoin mining activities, we may face legal and other liabilities and will experience a material loss of revenue.

There are significant uncertainties regarding future regulations pertaining to the holding, using or mining of Bitcoins, which may adversely affect our results of operations. While Bitcoin has gradually gained more market acceptance and attention, it is anonymous and may be used for black market transactions, money laundering, illegal activities or tax evasion. As a result, governments may seek to regulate, restrict, control or ban the holding, use mining holding of Bitcoins. In addition, due to compliance risk, cost, government regulation or public pressure, banks and financial institutions may not provide banking services, or may cut off services, to businesses that provide cryptocurrency-related services or that accept cryptocurrencies, including Bitcoins, as payment. Our existing policies and procedures for the detection and prevention of money laundering and terrorism-funding activities through our business activities have only been adopted in recent years and may not completely eliminate instances in which we or our products may be used by other parties to engage in money laundering and other illegal or improper activities. We cannot assure you that there will not be a failure in detecting money laundering or other illegal or improper activities which may adversely affect our reputation, business, financial condition and results of operations.

With advances in technology, cryptocurrencies are likely to undergo significant changes in the future. It remains uncertain whether Bitcoin will be able to cope with, or benefit from, those changes. In addition, as Bitcoin mining employs sophisticated and high computing power devices that need to consume a lot of electricity to operate, future developments in the regulation of energy consumption, including possible restrictions on energy usage in the jurisdictions where we sell our products, may also affect our business operations and the demand for our Bitcoin mining machines. There have been public backlashes surrounding the environmental impacts of Bitcoin mining, particularly the large consumption of electricity, and governments of various jurisdictions have responded.

The outbreak of the novel coronavirus (“COVID-19”) could have a material adverse effect on our business operations, results of operations, cash flows and financial position.

We are closely monitoring the impact of the COVID-19 pandemic on all aspects of our business, including how it will impact our employees, customers, suppliers and business partners, as well as the cryptocurrency market generally. The COVID-19 pandemic has created significant volatility, uncertainty and economic disruption, which will adversely affect our business operations and may materially and adversely affect our results of operations, cash flows and financial position.

For example, during the first several months of 2020, we experienced a decrease in product demand and pricing, which we believe is, as least to a certain extent, the result of the on-going spread of COVID-19 and resulting market disruption. Many of our customers have been facing increasing disruptions to their business, including the maintenance or expansion of their Bitcoin mining sites.

The spread of pandemics or disease outbreaks such as COVID-19 has also disrupted logistics necessary to import, export, and deliver products to us or our customers. Ports and other channels of entry have been closed or operated at only a portion of capacity, as workers have been prohibited or otherwise unable to report to work, and means of transporting products within regions or countries have been limited for the same reason.

Our operations, or those of our suppliers and business partners have been limited in their ability to produce our products because of transport restrictions related to quarantines or travel bans. We, our suppliers and business partners face workforce limitations and travel restrictions and related government actions which impact many aspects of our business. As a significant percentage of our employees or the employees of our suppliers and business partners have been unable to work, including because of illness or travel or government restrictions in connection with pandemics or disease outbreaks, our operations have been negatively impacted.

The extent to which the COVID-19 pandemic impacts us will depend on numerous evolving factors and future developments that we are not able to predict, including: the severity of the virus; the duration of the outbreak; governmental, business and other actions; the impacts on our supply chain; the impact of the pandemic on economic activity; the extent and duration of the effect on consumer confidence and spending; the health of and the effect on our workforce and our ability to meet staffing needs in our facilities, particularly if members of our work force are quarantined as a result of exposure; any impairment in value of our tangible or intangible assets which could be recorded as a result of a weaker economic conditions; and the potential effects on our internal controls including those over financial reporting as a result of changes in working environments such as shelter-in-place and similar orders that are applicable to our team members and business partners, among others. In addition, if the pandemic continues to create disruptions or turmoil in the credit or financial markets, it could adversely affect our ability to access capital on favorable terms and continue to meet our liquidity needs, all of which are highly uncertain and cannot be predicted.

In addition, we cannot predict the impact that COVID-19 will have on our customers, suppliers and other business partners, and each of their financial conditions; however, any material effect on these parties could adversely impact us. This situation is changing rapidly and additional impacts may arise that we are not aware of currently. Given the dynamic circumstances and significant uncertainty associated with the pandemic and resulting market disruption, which has had an impact to our operations in 2020, we are unable to estimate the adverse impact of these events on the results of operations, financial position and cash flows for the year-ended December 31, 2021, although we expect these impacts to be adverse, and which may be material.

A substantial majority of our revenues are generated from sales to customers in the PRC. Any adverse development in the regulatory environment in the PRC could have a negative impact on our business.

We primarily sell our Bitcoin mining machines to customers in the PRC. In 2018, 2019, and 2020, revenue from customers in the PRC accounted for 76.1%, 74.8%, and 84.8%, respectively, of our total revenue. If there is any adverse development in the regulatory environment concerning Bitcoin mining or AI application in the PRC, our business, financial condition and results of operations will be materially and adversely affected and we will need to further strengthen our efforts in expanding our international sales. There is no assurance that we will be able to effectively respond to any changes in PRC industrial policies as well as their implementation and interpretation. To the extent we are not able to generate sufficient sales from overseas markets to offset any decrease in demand from our PRC customers, our business and results of operations will be negatively impacted. In particular, if the PRC government completely bans the mining, possession and use of Bitcoin, we will not be able to sell our products in the PRC, and we may not be able to generate sufficient sales overseas to make up for such loss of business in the PRC.

Changes in the Bitcoin algorithm or the mining mechanism may materially and adversely affect our business and results of operations.

Our ASICs for Bitcoin mining machines are designed for the POW mechanism which the Bitcoin network uses to validate Bitcoin transactions. Another cryptocurrency that uses the POW mechanism is known as “Bitcoin cash,” developed in mid-2017, which our current Bitcoin mining machines can also mine. Many people within the Bitcoin community believe that POW is a foundation within Bitcoin’s code that should not be changed. However, there have been debates on mechanism change to avoid the “de facto control” by a great majority of the network computing power. With the possibility of a change in rule or protocol of the Bitcoin network, if our Bitcoin mining machines cannot be modified to accommodate any such changes, our Bitcoin mining machines will not be able to meet customer demand, and the results of our operations will be significantly affected. For more details, see “—The administrators of the Bitcoin network’s source code could propose amendments to the Bitcoin network’s protocols and software that, if accepted and authorized by the Bitcoin network’s community, could adversely affect our business, results of operations and financial condition” and “—The acceptance of Bitcoin network software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in the Bitcoin network could result in a “fork” in the blockchain, resulting in the operation of two separate networks that cannot be merged. The existence of forked blockchains could erode user confidence in Bitcoin and adversely impact our business, results of operations and financial condition.”

Substantial increases in the supply of mining machines connected to the Bitcoin network would lead to an increase in network capacity, which in turn would increase mining difficulty. This development would negatively affect the economic returns of Bitcoin mining activities, which would decrease the demand for and/or pricing of our products.

The difficulty of Bitcoin mining, or the amount of computational resources required for a set amount of reward for recording a new block, directly affects the expected economic returns for Bitcoin miners, which in turn affects the demand for our Bitcoin mining machines. Bitcoin mining difficulty is a measure of how much computing power is required to record a new block and it is affected by the total amount of computing power in the Bitcoin network. The Bitcoin algorithm is designed so that one block is generated, on average, every ten minutes, no matter how much computing power is in the network. Thus, as more computing power joins the network, and assuming the rate of block creation does not change (remaining at one block generated every ten minutes), the amount of computing power required to generate each block and hence the mining difficulty increases. In other words, based on the current design of the Bitcoin network, Bitcoin mining difficulty would increase together with the total computing power available in the Bitcoin network, which is in turn affected by the number of Bitcoin mining machines in operation. Additionally, the amount of Bitcoin awarded for solving each block is designed to decline approximately every four years, with the most recent halving event occurred in May 2020. As a result, a strong growth in sales of our Bitcoin mining machines can contribute to further growth in the total computing power in the network, thereby driving up the difficulty of Bitcoin mining and coupled with the decrease in Bitcoin reward, resulting in downward pressure on the expected economic return of Bitcoin mining and the demand for, and pricing of, our products.

We may be unable to make the substantial research and development investments that are required to remain competitive in our business.

Advances in AI technology, Bitcoin mining technology and the semiconductor industry have led to increased demand for ICs of higher speed and power efficiency for solving computational problems of increasing complexity. In 2018, 2019 and 2020, we incurred research and development expense of RMB189.7 million, RMB169.0 million, and RMB140.0 million (US$21.5 million), respectively. We are committed to investing in new product development in order to stay competitive in our markets. Driven by market demand, we intend to continue to broaden and enhance our product portfolio in order to deliver the most effective solutions to our customers. Nevertheless, if we are unable to generate enough revenue or raise enough capital to make adequate research and development investments going forward, our product development and relevant research and development initiatives may be restricted or delayed, or we may not be able to keep pace with the latest market trends and satisfy our customers’ needs, which could materially and adversely affect our results of operations. Furthermore, our substantial research and development expenditures may not yield the expected results that enable us to roll out new products, which in turn will harm our prospects and results of operations.

We face intense competition and our competitors may employ aggressive pricing strategies, which can lead to a price reduction of our products and material adverse effect on our results of operations.

We operate in highly competitive industries for Bitcoin mining solutions and AI products, and we may look to enter into markets with very competitive landscapes. Our competitors include many well-known domestic and international players, and we face competitors that are larger than us and have advantages over us in terms of economies of scale and financial and other resources. We expect that competition in our markets will continue to be intense, as we compete not only with existing players that have been focusing on Bitcoin mining or AI, but also new entrants that include well-established players in the semiconductor industry, or players who have not been predisposed to this industry in the past. Some of these competitors may also have stronger brand names, greater access to capital, longer histories, longer relationships with their suppliers or customers and more resources than we do. Furthermore, these competitors may be able to adapt to changes in the industry more promptly and efficiently. Intense competition from existing and potential competitors could result in material price reductions in the products we sell or a decrease in our market share. Aggressive pricing strategies by our competitors and an abundant supply of Bitcoin mining machines or AI products in the market may cause us to reduce the prices of our products and also negatively affect the demand for our products or harm our profitability. If we fail to compete effectively and efficiently or fail to adapt to changes in the competitive landscape, our business, financial condition and results of operations may be materially and adversely affected.

Our Bitcoin mining machine business depends on supplies from very few third-party foundry partners, and any failure to obtain sufficient foundry capacity from these third-part foundry partners would significantly delay the shipment of our products.

As a fabless IC design company, we do not own any IC fabrication facilities and depend on very few third-party foundry partners. Semiconductor Manufacturing International Corporation, or SMIC, has been our major third-party foundry partner for our Bitcoin mining machine business, but we have also worked with Samsung and Taiwan Semiconductor Manufacturing Company Limited. In 2018, 2019 and 2020, the value of the ICs we purchased from Semiconductor Manufacturing Company Limited, or TSMC accounted for 63.1%, 58.3%, and 1.4%, respectively, of our total procurement for the respective periods. In 2019 and 2020, the value of the ICs we purchased from SMIC accounted for 1.4% and 22.7%, respectively, of our total procurement for the respective periods. It is important for us to have a reliable relationship with SMIC and other current and future third-party foundry partners to ensure adequate product supply to respond to customer demand.

We cannot guarantee that our very limited third-party foundry partners will be able to meet our manufacturing requirements. The ability of our third-party foundry partners to provide us with foundry services is limited by their technology migration, available capacity, existing obligations, and global semiconductor supply. In particular, we have experienced a global shortage in semiconductors beginning 2021, which may have adversely impacted the production activity and capacity of our third-party foundry partners. If these third-party foundry partners fail to succeed in their technology migration or secure enough semiconductors, they will not be able to deliver to us qualified ICs in a sufficient amount, which will significantly affect our technological advancement and shipment of Bitcoin mining machines. This could in turn result in lost sales and have a material adverse effect on our relationships with our customers and on our business and financial condition.

In addition, we do not have a guaranteed level of production capacity from our third-party foundry partners. We do not have long-term contracts with them, and we source our supplies on a purchase order basis and prepay the purchase amount. As a result, we depend on our third-party foundry partners to allocate to us a portion of their manufacturing capacity sufficient to meet our needs, to produce products of acceptable quality and at acceptable final test yields and to deliver those products to us on a timely basis and at acceptable prices. If our third-party foundry partners raise their prices or are unable to meet our required capacity for any reason, such as shortages or delays in the shipment of semiconductor equipment or raw materials required to manufacture our ICs, or if our business relationships with them deteriorate, we may not be able to obtain the required capacity and would have to seek alternative foundries, which may not be available on commercially reasonable terms, or at all. Moreover, it is possible that other customers of our third-party foundry partners that are larger and/or better financed than we are, or that have long-term contracts with them, may receive preferential treatment in terms of capacity allocation or pricing. In addition, if we do not accurately forecast our capacity needs, our third-party foundry partners may not have available capacity to meet our immediate needs or we may be required to pay higher costs to fulfill those needs, either of which could materially and adversely affect our business, operating results or financial condition.

In particular, the production of our ASICs may require advanced IC fabrication technologies, and foundries other than our third-party foundry partners might not have sufficient production capacity for such technologies, if at all, to meet our requirements. This may expose us to risks associated with engaging new foundries. For example, using foundries with which we have not established relationships could expose us to potentially unfavorable pricing, unsatisfactory quality or insufficient capacity allocation. We have historically contracted with a single foundry for a specific generation of our ASICs, which means that the failure, for whatever reason, of a single third-party foundry partner could materially and adversely affect a whole generation of our products.

Other risks associated with our dependence on a few third-party foundry partners include limited control over delivery schedules and quality assurance, lack of capacity in periods of excess demand, unauthorized use of our intellectual property and limited ability to manage inventory and parts. In particular, although we have entered into confidentiality agreements with our third-party foundry partners for the protection of our intellectual property, it may not protect our intellectual property with the same degree of care as we use to protect our intellectual property. See “—If we fail to adequately protect our IP rights, our ability to compete effectively or to defend ourselves from litigation could be impaired, which could reduce our total revenue and increase our costs.” If we fail to properly manage any of these risks, our business and results of operations may be materially and adversely affected.

Moreover, if any of our third-party foundry partners suffers any damage to its facilities, suspends manufacturing operations, loses benefits under material agreements, experiences power outages or computer virus attacks, lacks sufficient capacity to manufacture our products, encounters financial difficulties, is unable to secure necessary raw materials from its suppliers or suffers any other disruption or reduction in efficiency, we may encounter supply delays or disruptions. For example, in early August 2018, the operation of certain factories of TSMC in Taiwan was temporarily suspended as a result of a computer virus attack caused by an improper installment procedure administered by TSMC. The TSMC facilities affected by this computer virus included those that manufacture wafers for us, and TSMC’s operational suspension resulted in a delay in its shipment to us of 125 wafers for our 7nm ASICs for up to nine weeks.

Failure to maintain inventory levels in line with the approximate level of demand for our products could cause us to lose sales, expose us to increased inventory risks and subject us to increases in holding costs, risk of inventory obsolescence, increases in markdown allowances and write-offs, any of which could have a material adverse effect on our business, financial condition and results of operations.

To operate our business successfully and meet our customers’ demands and expectations, we must maintain a certain level of finished goods inventory to ensure immediate delivery when required. Furthermore, we are required to maintain an appropriate level of inventory of parts and components for our production. However, forecasts are inherently uncertain. If our forecasted demand is lower than actual demand, we may not be able to maintain an adequate inventory level of our finished goods or produce our products in a timely manner, and we may lose sales and market share to our competitors. On the other hand, we may also be exposed to increased inventory risks due to accumulated excess inventory of our products or raw materials, parts and components for our products. Excess inventory levels may lead to increases in inventory holding costs, risks of inventory obsolescence and provisions for write-downs. We recorded inventory and prepayment write down provision of RMB786.0 million, RMB729.0 million and RMB44.9 million (US$6.9 million), in 2018, 2019 and 2020, respectively. The carrying value of our inventories were RMB585.7 million, RMB196.1 million and RMB225.5 million, (US$34.6 million) as of December 31, 2018, 2019 and 2020, respectively.

The average selling prices of our products may decrease from time to time due to technological advancement and we may not be able to pass onto our suppliers such decreases, which may in turn adversely affect our profitability.

The IC design industry is characterized by rapid launches of new products, continuous technological advancements and changing market trends and customer preferences, all of which translate to a shorter life cycle and a gradual decrease in the average selling prices of products over time. For example, the average selling price per Thash for our Bitcoin mining machines decreased from RMB369 in 2018 to RMB131 in 2019 and further decreased to RMB63 (US$9.7) in 2020. Because we compete in the environment of rapidly-evolving technology advancement and market trends and developments of the IC design industry, there are no assurances that we will be able to pass on any decrease in average selling prices of our products to our suppliers. In the event that average selling prices of our products unusually or significantly decrease and such decreases cannot be offset by a corresponding decrease in the prices of the principal components of our products, our gross profit margins may be materially and adversely affected, which in turn, may adversely affect our profitability.

Our limited operating history and rapid revenue growth may make it difficult for us to forecast our business and assess the seasonality and volatility in our business.

As the markets for Bitcoin mining machines and AI applications are relatively young and still developing, we cannot forecast longer-term demand or order patterns for our products. Because of our limited operating history and historical data, as well as the limited visibility into future demand trends for our products, we may not be able to accurately forecast our future total revenue and budget our operating expenses accordingly. As most of our expenses are fixed in the short-term or incurred in advance of anticipated total revenue, we may not be able to adjust our expenses in a timely manner in order to offset any shortfall in revenue.

Our business is subject to the varying order patterns of the Bitcoin mining machine and AI products markets. In addition, many of the regions in which our products are purchased have varying holiday seasons that differ from traditional patterns observed by other semiconductor suppliers and these seasonal buying patterns can impact our sales. We have experienced fluctuations in orders during our limited operating history, and we expect such volatility to occur in the future. Our recent significant growth in revenue also makes it difficult to assess the impact of seasonal factors on our business. If we or any of our third-party manufacturing service providers are unable to increase production of new or existing products to meet any increases in demand due to seasonality or other factors, our total revenue would be adversely affected and our reputation with our customers may be damaged. Conversely, if we overestimate customer demand, we may reduce our orders or delay shipments of our products from units forecasted, and our total revenue in a particular period could be lower than expected.

We may be unable to execute our growth strategies or effectively maintain our rapid growth trends.

Historically, we have grown our scale of operations rapidly while our revenues experienced fluctuations due to, among others, the fluctuations of Bitcoin prices. We may not be able to grow our revenue in the future if we are not able to successfully execute our product development and diversification, geographic expansion and other growth plans. In addition, our rapid growth has placed and will continue to place significant demands on our management and our administrative, operational, research and development and financial resources.

To accomplish our growth strategies and manage the future growth of our operations, we will be required to enhance our research and development capabilities, improve our operational and financial systems, and expand, train and manage our growing employee base. Furthermore, we need to maintain and expand our relationships with our customers, suppliers, research institutions, third-party manufacturers and other third parties. Moreover, as we introduce new products or enter new markets, we may face new market, technological, operational and regulatory risks and challenges with which we are unfamiliar.

Our current and planned operations, personnel, systems, internal procedures and controls may not be adequate to support our future growth and expansion. In addition, the success of our growth strategies depends on a number of external factors, such as the growth of the semiconductor market and the demand for Bitcoin, the level of competition we face and evolving customer behavior and preferences. If we are unable to execute our growth strategies or manage our growth effectively, we may not be able to capture market opportunities or respond to competitive pressures, which may materially and adversely affect our business prospects and results of operations.

We rely on a limited number of third parties to package and test our products.

In addition to IC fabrication, we rely on a limited number of production partners for the testing and packaging of our ASICs. Reliance on these third parties for the testing and packaging of our ASICs presents significant risks to us, including the following:

•	limited control over delivery schedules, quality assurance, final test yields and production costs;

•	potential failure to obtain, or delay in obtaining, key process technologies;

•	failure by us to find an alternative supplier;

•	capacity shortages during periods of high demand;

•	shortages of materials;

•	unauthorized use of our IP;

•	limited warranties on ICs or products supplied to us; and

•	potential increases in prices.

The ability and willingness of our production partners to adequately and timely perform is largely beyond our control. If one or more of these production partners fails to perform its obligations in a timely manner or at satisfactory quality levels, our ability to bring products to market and our reputation could suffer. If these production partners fail to deliver quality products and components to us on time and at reasonable prices, we could face difficulties in fulfilling our customers’ orders, our total revenue could decline and our business, financial condition and results of operations would be adversely affected.

Bitcoin exchanges and wallets, and to a lesser extent, the Bitcoin network itself, may suffer from hacking and fraud risks, which may adversely erode user confidence in Bitcoin which would decrease the demand for our Bitcoin mining machines.

Bitcoin transactions are entirely digital and, as with any virtual system, are at risk from hackers, malware and operational glitches. Hackers can target Bitcoin exchanges and Bitcoin transactions, to gain access to thousands of accounts and digital wallets where Bitcoins are stored. Bitcoin transactions and accounts are not insured by any type of government program and all Bitcoin transactions are permanent because there is no third party or payment processor. Bitcoin has suffered from hacking and cyber-theft as such incidents have been reported by several cryptocurrency exchanges and miners, highlighting concerns about the security of Bitcoin and therefore affecting its demand and price. Also, the price and exchange of Bitcoin may be affected due to fraud risk. While Bitcoin uses private key encryption to verify owners and register transactions, fraudsters and scammers may attempt to sell false Bitcoins. All of the above may adversely affect the operation of the Bitcoin network which would erode user confidence in Bitcoin, which would negatively affect demand for our products.

We face risks associated with the expansion of our scale of operations globally, and if we are unable to effectively manage these risks, they could impair our ability to expand our business abroad.

As part of our growth strategy, we plan to further expand our sales both inside and outside of the PRC. As we continue to grow our business and expand our operations globally, we will continue to sell our products into new jurisdictions in which we have limited or no experience and in which our brands may be less recognized. The expansion exposes us to a number of risks, including:

•	we have a limited customer base and limited sales and relationships with international customers;

•	difficulty in managing multinational operations;

•	we may face competitors in the overseas markets who are more dominant and have stronger ties with customers and greater financial and other resources;

•	fluctuations in currency exchange rates;

•	challenges in providing customer services and support in these markets;

•	challenges in managing our international sales channels effectively;

•	unexpected transportation delays or interruptions or increases in international transportation costs;

•	difficulties in and costs of exporting products overseas while complying with the different commercial, legal and regulatory requirements of the overseas markets in which we offer our products;

•	difficulty in ensuring that our customers comply with the sanctions imposed by the Office of Foreign Assets Control, or OFAC, on various foreign states, organizations and individuals;

•	inability to obtain, maintain or enforce intellectual property rights;

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inability to effectively enforce contractual or legal rights or intellectual property rights in certain jurisdictions under which we operate, including contracts with our existing and future customers and partners;

•	changes in a specific country or region’s political or economic conditions or policies;

•	unanticipated changes in prevailing economic conditions and regulatory requirements; and

•

governmental policies favoring domestic companies in certain foreign markets or trade barriers including export requirements, tariffs, taxes and other restrictions and charges. In particular, there have been concerns over the exit of the United Kingdom from the European Union, a worldwide trend in favor of nationalism and protectionist trade policy and the ongoing trade dispute between the United States and China as well as other potential international trade disputes, all of which could cause turbulence in international markets. These government policies or trade barriers could increase the prices of our products and make us less competitive in such countries.

If we are unable to effectively manage these risks, our ability to expand our business abroad will be impaired, which could have a material and adverse effect on our business, financial condition, results of operations and prospects.

We have incurred negative cash flows from operating activities and net losses in the past and can provide no assurance of our future operating results.

We have experienced negative cash flows from operating activities in the amount of RMB12.7 million, RMB280.1 million, and positive cash flows RMB42.3 million (US$6.5 million) for 2018, 2019 and 2020, respectively, and we incurred a net loss in the amount of RMB215.1 million (US$33.0 million) for 2020. We will need to generate and sustain increased revenue and net income levels in future periods in order to increase profitability, and, even if we do, we may not be able to maintain or increase our level of profitability over the long term. We cannot assure you that we will be able to generate positive cash flow from operating activities in the future or that we will be able to continue to obtain financing on acceptable terms or at all. Our ability to achieve profitability and positive cash flow from operating activities will depend on a mix of factors, some of which are beyond our control, including the price of Bitcoin, our ability to grow our AI business and manage our product mix and our ability to secure favorable commercial terms from suppliers.

Shortages in, or increases in the prices of, the components of our products may adversely affect our business.

In addition to our proprietary ASICs, the components we use for our Bitcoin mining machines include printed circuit board, other electronic components, fans and aluminum casings. The use of our Bitcoin mining machines also requires certain ancillary equipment and components such as controllers, power adaptors and connectors. The production of our current Bitcoin mining machines depends on obtaining adequate supplies of these components on a timely basis and at competitive prices. We do not typically maintain large inventories of components, but rather we purchase them on a just-in-time basis from various third-party component manufacturers that satisfy our quality standards and meet our volume requirements. Given the long lead times that may be required to manufacture, assemble and deliver certain components and products, problems could arise in planning production and managing inventory levels that could seriously interrupt our operations, including the possibility of defective parts, an increase in component costs, delays in delivery schedules, and shortages of components. Furthermore, we may have to turn to less reputable suppliers if we cannot source adequate components from our regular suppliers. Under such circumstances, the quality of the components may suffer and could cause performance issues in our Bitcoin mining machines.

Shortages of components could result in reduced production or delays in production, as well as an increase in production costs, which may negatively affect our abilities to fulfill orders or make timely shipments to customers, as well as our customer relationships and profitability. Component shortages may also increase our costs of revenue because we may be required to pay higher prices for components in short supply, not being able to pass such costs to customers, and redesign or reconfigure products to accommodate substitute components.

Our prepayments to suppliers may subject us to counterparty risk associated with such suppliers and negatively affect our liquidity and cash position.

We may incur net cash outflows at an early stage of our production because we are required to prepay our third-party foundry partners before the service is provided in order to secure the third-party foundry partners’ production capacity. As of December 31, 2018, 2019 and 2020, the outstanding balance of prepayments we made to our third-party foundry partners amounted to RMB62.3 million, RMB18.4 million, and RMB182.6 million (US$28.0 million), respectively. The amount of our prepayments can significantly increase at the beginning of our launch of advanced products in the future. We are subject to counterparty risk exposure to our suppliers. Any failure by our suppliers to perform their contractual obligations in a timely manner and/or in accordance with our requested quality may result in us not being able to fulfill customers’ orders accordingly. In such event, we may not be able to receive back the prepayments in a timely manner or in full, notwithstanding that our suppliers are obligated to return such prepayments upon meeting certain conditions. Furthermore, such prepayments also put cash pressure on us and if the cash outflows for the prepayments significantly exceed the cash inflows during any period, our future liquidity and cash position will be adversely affected.

If we experience difficulty in collecting our trade receivables, our liquidity, financial condition and results of operations would be negatively impacted.

We derive our revenues from the sale of products and are subject to counterparty risks such as our customer’s inability to pay. As of December 31, 2018, 2019 and 2020, our trade receivables amounted to RMB23.7 million, RMB2.9 million, and RMB7.1 million (US$1.1 million), respectively. There can be no assurance that we will be able to collect our trade receivables on a timely basis, and our trade receivable turnover days may increase, which in turn could materially and adversely affect our liquidity, financial condition and results of operations.

Failure at tape-out or failure to achieve the expected final test yields for our ASICs could negatively impact our operating results.

The tape-out process is a critical milestone in our business. A successful tape-out means all the stages in the design and verification process of our ASICs have been completed, and the product is ready to be sent for manufacturing. A tape-out is either a success or a failure, and in the latter case design modifications are needed. The tape-out process is very costly, and repeated failures can significantly increase our costs, lengthen our product development period and delay our product launch. While we have consistently achieved successful tape-out in the initial batch historically, we cannot assure you that we will be able to continue to have a high tape-out success rate in the future.

Once tape-out is successful, the ASIC design is sent for manufacturing, and the final test yield is a measurement of the production success rate. The final test yield is a function of both product design, which is developed by us, and process technology, which typically belongs to a third-party foundry. While we have historically achieved high final test yields, we cannot assure you that we will be able to maintain such yields in the future. Low final test yields can result from either a product design deficiency or a process technology failure or a combination of both. As such, we may not be able to identify problems causing low final test yields until our product designs go to the manufacturing stage, which may substantially increase our per unit costs and delay the launch of new products.

For example, if any of our third-party foundry partners experiences manufacturing inefficiencies or encounters disruptions, errors or difficulties during production, we may fail to achieve acceptable final test yields or experience product delivery delays. We cannot be certain that such third-party foundry partner will be able to develop, obtain or successfully implement process technologies needed to manufacture future generations of our products on a timely basis. Moreover, during the periods in which foundries are implementing new process technologies, their manufacturing facilities may not be fully productive. A substantial delay in the technology transitions to smaller geometry process technologies could have a material and adverse effect on us, particularly if our competitors transition to such technologies before us.

In addition, resolution of yield problems requires cooperation among us, our third-party foundry partners and package and test partners. We cannot assure you that the cooperation will be successful and that any yield problems can be fixed.

If any person, institution or a pool of them acting in concert obtains control of more than 50% of the processing power active on the Bitcoin network, such person, institution or a pool of them could prevent new transactions from gaining confirmations, halt payments between users, and reverse previously completed transactions, which would erode user confidence in Bitcoin.

If the award of Bitcoins for solving blocks and transaction fees for recording transactions are not sufficiently high to incentivize miners, miners may cease expending processing power to solve blocks. Miners ceasing operations would reduce the collective processing power on the Bitcoin network, which would adversely affect the confirmation process for transactions and make the Bitcoin network more vulnerable to any person, institution or a pool of them which has obtained over 50% control over the computing power on the Bitcoin network. In such event, such person, institution or a pool of them could prevent new transactions from gaining confirmation, halt payments between users, and reverse previously completed transactions. Such changes or any reduction in confidence in the confirmation process or processing power of the Bitcoin network may erode user confidence in Bitcoin, which would decrease the demand for our products.

The administrators of the Bitcoin network’s source code could propose amendments to the Bitcoin network’s protocols and software that, if accepted and authorized by the Bitcoin network’s community, could adversely affect our business, results of operations and financial condition.

The Bitcoin network is based on a cryptographic, algorithmic protocol that governs the end-user-to-end-user interactions between computers connected to the Bitcoin network. A loosely organized group can propose amendments to the Bitcoin network’s source code through one or more software upgrades that alter the protocols and software that govern the Bitcoin network and the properties of Bitcoins, including the irreversibility of transactions and limitations on the mining of new Bitcoins. To the extent that a significant majority of the users and miners on the Bitcoin network install such software upgrade(s), the Bitcoin network would be subject to new protocols and software that may render our products less desirable, which in turn may adversely affect our business, results of operations and financial condition. If less than a significant majority of the users and miners on the Bitcoin network install such software upgrade(s), the Bitcoin network could “fork.”

The acceptance of Bitcoin network software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in the Bitcoin network could result in a “fork” in the blockchain, resulting in the operation of two separate networks that cannot be merged. The existence of forked blockchains could erode user confidence in Bitcoin and could adversely impact our business, results of operations and financial condition.

Bitcoin is based on open source software and has no official developer or group of developers that formally controls the Bitcoin network. Any individual can download the Bitcoin network software and make any desired modifications, which are proposed to users and miners on the Bitcoin network through software downloads and upgrades. However, miners and users must consent to those software modifications by downloading the altered software or upgrade implementing the changes; otherwise, the changes do not become part of the Bitcoin network. Since the Bitcoin network’s inception, changes to the Bitcoin network have been accepted by the vast majority of users and miners, ensuring that the Bitcoin network remains a coherent economic system. However, a developer or group of developers could potentially propose a modification to the Bitcoin network that is not accepted by a vast majority of miners and users, but that is nonetheless accepted by a substantial population of participants in the Bitcoin network. In such a case, a fork in the blockchain could develop and two separate Bitcoin networks could result, one running the pre-modification software program and the other running the modified version. An example is the introduction of a cryptocurrency known as “Bitcoin cash” in mid-2017. This kind of split in the Bitcoin network could erode user confidence in the stability of the Bitcoin network, which could negatively affect the demand for our products.

AI technologies are constantly evolving, and any flaws in or misuse of AI, even if committed by other third parties, could have a negative impact on our business, reputation, brands and the general acceptance of AI solutions by society.

AI technologies are still in a preliminary stage of development and are constantly evolving. As with many disruptive innovations, AI presents risks and challenges that could affect user perception and its adoption. Any flaws in or insufficiencies of AI, and any inappropriate or premature usage thereof, whether actual or perceived, and whether by us or by other third parties, may dissuade prospective customers from adopting AI solutions, and may impair the general acceptance of AI by society. Moreover, AI is covered extensively, and in many instances critically, by various news media across the world. There is no assurance that our AI products will not be misused or applied in a way that is inconsistent with public expectations. Any misuse of our AI technologies, whether actual or perceived, and whether by us or by other third parties, could negatively impact our brands and reputation, and in turn our business, financial condition and results of operation.

Any failure of our products to meet the necessary quality standards could adversely affect our reputation, business and results of operation.

The quality of our products is critical to the success of our business and depends significantly on the effectiveness of our and our manufacturing service providers’ quality control systems. In our efforts to quickly meet new market trends and demand and adopt new technologies, our products may not have adequate time to go through our normal rigorous testing procedures and final inspection, which could result in instances where our products cannot reach the required performance standard, or our products are found to be defective. These instances could result in our customers suffering losses. Defects detected before product delivery to our customers may result in additional costs for remediation and rework. Defects detected after the delivery and installation of our products may result in our incurring further costs relating to inspection, installation, remediation or product return, which may result in damages to our reputation, loss of customers, government fines and disputes and litigation.

In addition, we outsourced to certain production partners a portion of our product manufacturing process, which require them to purchase parts and components from other third-party suppliers. Although we carry out quality inspections for the manufacturing process and the parts and components purchased, we cannot assure you that we will always be able to detect defects in the manufacturing process or the parts and components purchased. Any defect in such manufacturing process or parts and components purchased may lead to defects in our finished products, which may in turn increase our costs as well as damage our reputation and market share. We may not be able to procure contractual or other indemnities from the suppliers of the defective parts and components adequately, or at all. We may be subject to product liability claims and litigation for compensation which could result in substantial and unexpected expenditures and could materially and adversely affect our cash flow and operating results.

Our Bitcoin mining machines use open source software and hardware as their basic controller system, which may subject us to certain risks.

We use open source software and hardware in our Bitcoin mining machines. For example, the AvalonMiner controller open source software needs to be installed on open source Raspberry Pi hardware, which serves as the basic controller system for the AvalonMiner, and we expect to continue to use Raspberry Pi and other open source software and hardware in the future. We may face claims from others claiming ownership of, or seeking to enforce the terms of, an open source license, including by demanding the release of the open source software, derivative works or our proprietary source code that was developed using such software. These claims could also result in litigation, requiring us to purchase a costly license or to devote additional research and development resources to change our technologies, either of which would have a negative effect on our business and operating results. In addition, if the license terms for the open source software we utilize change, we may be forced to re-engineer or discontinue our solutions or incur additional costs.

If we are unable to maintain or enhance our brand recognition, our business, financial condition and results of operations may be materially and adversely affected.

Maintaining and enhancing the recognition, image and acceptance of our brand are important to our ability to differentiate our products from and to compete effectively with our peers. Our brand image, however, could be jeopardized if we fail to maintain high product quality, pioneer and keep pace with evolving technology trends, or timely fulfill the orders for our products. If we fail to promote our brand or to maintain or enhance our brand recognition and awareness among our customers, or if we are subject to events or negative allegations affecting our brand image or the publicly perceived position of our brand, our business, operating results and financial condition could be adversely affected.

Power shortages, labor disputes and other factors may result in constraints on our production activities.

Historically, we have not experienced constraints on our production activities, including at our assembly plant, due to power shortages, labor disputes or other factors. However, there can be no assurance that our operations will not be affected by power shortages, labor disputes or other factors in the future, thereby causing material production disruptions and delays in our delivery schedule. In such event, our business, results of operations and financial condition could be materially and adversely affected.

If we fail to adequately protect our IP rights, our ability to compete effectively or to defend ourselves from litigation could be impaired, which could reduce our total revenue and increase our costs.

We rely primarily on a combination of protections provided by patent, IC layout and design rights, copyright, trademark and trade secret laws, as well as confidentiality, non-compete and non-disclosure agreements and other means for protecting our proprietary technologies and know-how. However, we cannot assure you that the strategies and steps we are taking are sufficient to protect our intellectual property rights or that, notwithstanding legal protection, others do not or will not infringe or misappropriate our intellectual property rights. If we fail to adequately protect our intellectual property rights, or if changes in laws diminish or remove the current legal protections available to them, the competitiveness of our products may be eroded and our business could suffer. The rights granted to us under our patents, IC layout-design rights and copyrights, including prospective rights sought in our pending patent applications, may not be meaningful or provide us with any commercial advantage. In addition, they could be opposed, contested, circumvented or designed around by our competitors or be declared invalid or unenforceable in judicial or administrative proceedings. Any failure of our patents, IC layout-design rights and copyrights to adequately protect our technologies may allow our competitors to offer similar products or technologies. We may not be able to protect our IP rights in some countries where our products are sold or may be sold in the future. Even if IP rights are granted outside of the PRC, effective enforcement in those countries may not be available to us, primarily due to the relatively weak legal regime protecting IP rights in those countries and the difficulties to defend and enforce such rights. Accordingly, we may not be able to effectively protect our IP rights in those countries. Many companies have encountered substantial intellectual property infringement in countries where we sell or intend to sell our products.

Monitoring unauthorized use of our IP is difficult and costly. Unauthorized use of our IP may have occurred or may occur without our knowledge. Any failure by us to effectively protect our IP could reduce the value of our technologies and impair our ability to compete. We may in the future need to initiate infringement claims or litigation. Litigation can be expensive and time-consuming and may divert the efforts of our technical staff and managerial personnel, which could result in lower total revenue and higher expenses, whether or not such litigation results in a determination favorable to us.

We may face IP infringement claims or other related disputes, which could be time-consuming, costly to defend or settle and result in the loss of significant rights and lower sales.

As is typical in the semiconductor industry, we may be subject to infringement claims from time to time or otherwise become aware of potentially relevant patents or other IP rights held by other parties that may cover some of our technology, products and services. The semiconductor industry is characterized by companies that hold large numbers of patents and other IP rights and that vigorously pursue, protect and enforce these rights. Patent litigation has increased in recent years owing to increased assertions made by IP licensing entities and increasing competition and overlap of product functionality in our markets. Additionally, we have in the past entered and may continue in the future to enter into licensing agreements with third parties for the use of their proprietary technologies, primarily software development tools, in the development of our products. As with any business relationship, we may face disputes and lawsuits related to those IP licensing agreements. As our operations continue to grow in size and scale, the likelihood of us becoming involved in IP related lawsuits and disputes to protect or defend our IP rights and the use of third-party IP rights will increase.

In addition, it is extremely difficult for us to monitor all of the patent applications that have been filed in the PRC, the United States or in other countries or regions and whether, if such pending patents are granted, such patents would have a material and adverse effect on our business if our product and service offering were to infringe upon them.

Other third parties may file claims against us or our customers alleging that our products, processes, or technologies infringe third-party patents or IP rights. Regardless of their merits or resolutions, such claims could be costly to defend or settle and could divert the efforts and attention of our management and technical personnel. In addition, some of our customer agreements in the future may require us to indemnify and defend our customers from third-party infringement claims and to pay damages in the case of adverse rulings. As such, claims of this sort also could harm our relationships with our customers and may deter future customers from doing business with us. We do not know whether we could prevail in any such proceeding given the complex technical issues and inherent uncertainties involved in IP litigation. If any pending or future proceedings result in an adverse outcome, we could be required to:

•	cease the manufacturing, use or sale of the infringing products, processes or technologies;

•	stop shipment to certain geographic areas;

•	pay substantial damages for infringement;

•	expend significant resources to develop non-infringing processes, technologies or products;

•	license technology from the third-party claiming infringement, which license may not be available on commercially reasonable terms, or at all;

•	cross-license our technology to a competitor in order to resolve an infringement claim, which could weaken our ability to compete with that competitor; or

•	pay substantial damages to our customers to discontinue their use of or replace infringing products sold to them with non-infringing products.

Any of the foregoing results could have a material adverse effect on our business, financial condition and results of operations.

The loss of any member of our senior management team, or our failure to attract, train and retain qualified personnel, especially our design and technical personnel, could impair our ability to grow our business and effectively execute our business strategy.

Since our inception, the growth and expansion of our business operations have been dependent upon the business strategies and foresight of our senior management. Our future success depends, in large part, on the continued contributions of our senior management team, specifically Mr. Nangeng Zhang.

In addition, our future success depends on our ability to retain, attract and incentivize qualified personnel, including our management, sales, marketing, finance and especially research and development personnel. As the driver of our technological and product innovations, our research and development personnel represent a very significant asset of ours. As the technology in the semiconductor industry is advancing at a quick pace, there is an increasing need for skilled engineers. Many companies across the world are struggling to find suitable candidates for their research and development positions. The process of hiring employees with the combination of skills and characteristics required to implement our strategy can be extremely competitive and time-consuming. We cannot assure you that we will be able to attract adequate personnel as we continue to pursue our business strategies.

Moreover, we cannot assure you that we will be able to retain key existing employees. The loss of any of our co-founders, senior management or research and development team members could harm our ability to implement our business strategies and respond to the rapidly changing market conditions in which we operate, or could result in other operating risks. The loss of one or more of our key employees, especially our key design and technical personnel which includes our co-founders, or our inability to retain, attract and motivate qualified design and technical personnel, could have a material adverse effect on our business, financial condition and results of operations.

Our corporate actions are significantly influenced by our principal shareholders, including Nangeng Zhang, our Chairman and Chief Executive Officer, who have the ability to exert significant influence over important corporate matters that require approval of shareholders while their interests may differ from those of the other shareholders. This may deprive you of the opportunity to receive a premium for your ADSs and materially reduce the value of your investment.

Our share capital is designated into Class A ordinary shares and Class B ordinary shares. Each Class A ordinary share is entitled to one vote and each Class B ordinary share is entitled to 15 votes at general meetings of our shareholders. Nangeng Zhang, our Chairman and Chief Executive Officer, beneficially own 100% of our Class B ordinary shares, representing approximately 69.5% of the aggregate voting power of our issued and outstanding share capital as of December 31, 2020. However, the interests of our Chairman and Chief Executive Officer may differ from the interests of other shareholders. This concentration of ownership and the protective provisions in our amended and restated memorandum and articles of association may discourage, delay or prevent a change in control of our company, which could have the dual effect of depriving our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and reducing the price of the ADSs. We may not be able to enter into other transactions that could be beneficial to us without the consent of our Chairman and Chief Executive Officer. As a result of the foregoing, the value of your investment could be materially reduced.

We are a “controlled company” under the Nasdaq Stock Market Rules and, as a result, will rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We are a “controlled company” as defined under the Nasdaq Stock Market Rules because Nangeng Zhang, our Chairman and Chief Executive Officer, holds more than 50% of the aggregate voting power of our total issued and outstanding share capital. For so long as we remain a controlled company under that definition, we are permitted to elect to rely, and will rely, on certain exemptions from corporate governance rules, including an exemption from the rule that a majority of our board of directors must be independent directors. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

We may engage in acquisitions or strategic alliances that could disrupt our business, result in increased expenses, reduce our financial resources and cause dilution to our shareholders. We cannot assure you that such acquisitions or strategic alliances may be successfully implemented.

Although we have not engaged in acquisitions or strategic alliances in the past, we may look for potential acquisitions or strategic alliances in the future to expand our business. However, we may not be able to find suitable acquisition candidates, complete acquisitions on favorable terms, if at all, or integrate any acquired business, products or technologies into our operations. If we do complete acquisitions, they may be viewed negatively by customers or investors and they may not enable us to strengthen our competitive position or achieve our goals. In addition, any acquisitions that we make could lead to difficulties in integrating personnel, technologies and operations from the acquired businesses and in retaining and motivating key personnel from these businesses. Moreover, acquisitions may disrupt our ongoing operations, divert management from day-to-day responsibilities and increase our expenses. Future acquisitions may reduce our cash available for operations and other uses, and could result in increases in amortization expenses related to identifiable intangible assets acquired, potentially dilutive issuances of equity securities or the incurrence of debt. We cannot predict the number, timing or size of future acquisitions, or the effect that any such acquisitions might have on our operating results.

Changes in international trade policies and international barriers to trade may have an adverse effect on our business and expansion plans.

We have exported our products to a number of countries outside of the PRC and derive sales from exporting to those countries, and we intend to continue to sell our current and future products to countries outside of the PRC. Sales to the United States accounted for 10.5%, 3.2%, and 0.8% of our total sales in 2018, 2019 and 2020, respectively, while Japan and Kazakhstan accounted for nil and 10.7%, respectively, of our total sales in 2020. Further, we rely on certain overseas suppliers, including suppliers in the United States, for the supply of certain equipment and tools, such as our electronic design automation, a development tool. Changes to trade policies, treaties and tariffs in or affecting the jurisdictions in which we operate and to which we sell our products, or the perception that these changes could occur, could adversely affect the financial and economic conditions in those jurisdictions, as well as our international sales, financial condition and results of operations.

The U.S. administration under President Donald Trump has advocated greater restrictions on trade generally and significant increases on tariffs on goods imported into the United States, particularly from China, and has recently taken steps toward restricting trade in certain goods. On June 15, 2018, the U.S. Trade Representative announced the imposition of an additional duty of 25% on approximately US$50 billion worth of Chinese imports, including those related to China’s “Made in China 2025” industrial policy. This list of products consists of two sets of U.S. tariff lines. The additional duty assessed on the first set, which includes photosensitive semiconductor devices, parts and accessories for measuring semiconductor devices, came into effect on July 6, 2018. These tariffs impact Chinese semiconductor companies that manufacture and export to the United States. The second set, which includes electronic integrated circuits, came into effect on August 23, 2018. On September 21, 2018, the U.S. Trade Representative further announced the imposition of additional duties on approximately US$200 billion worth of Chinese imports. The additional duties came into effect on September 24, 2018. The products that we exported to the United States were not included in the tariff lists for the above additional duties. Additionally, we plan to sell our AI products to domestic manufacturers who will then incorporate our AI products into final products such as smart appliances and smart toys. Therefore, while our AI products are not currently subject to these tariffs directly, the products of our customers that incorporate our AI products may be subject to these tariffs. We cannot assure you that future restrictions on trade and tariffs implemented by the United States will not affect our products, which would negatively affect our expansion plans as well as our financial condition and results of operations.

In response to the additional tariffs by the United States that came into effect on July 6, 2018, China has imposed retaliatory tariffs on various goods imported from the United States. In the event that China adopts further retaliatory measures against the United States or any adverse trade policies of other countries that affect the importation of equipment and tools that we require, we may not be able to find alternative suppliers on comparable terms, or at all, which may lead to an increase in our costs or significant delays in our product releases. In addition, such policy retaliations could result in further trade policy responses by the United States and other countries, which would cause an adverse effect on manufacturing levels, trade levels and industries in the jurisdictions in which we operate and to which we sell our products and may result in a material and adverse effect on our business and results of operations.

We could be adversely affected by political tensions between the United States and China.

Political tensions between the United States and China have escalated in recent years due to, among other things, the trade war between the two countries since 2018, the COVID-19 outbreak, the PRC National People’s Congress’ passage of Hong Kong national security legislation, the imposition of U.S. sanctions on certain Chinese officials from China’s central government and the Hong Kong Special Administrative Region by the U.S. government, and the imposition of sanctions on certain individuals from the U.S. by the Chinese government, various executive orders issued by former U.S. President Donald J. Trump, such as the one issued in August 2020 that prohibits certain transactions with ByteDance Ltd., Tencent Holdings Ltd. and the respective subsidiaries of such companies, the executive order issued in November 2020 that prohibits U.S. persons from transacting publicly traded securities of certain “Communist Chinese military companies” named in such executive order, as well as the executive order issued in January 2021 that prohibits such transactions as are identified by the U.S. Secretary of Commerce with certain “Chinese connected software applications,” including Alipay and WeChat Pay, as well as the Rules on Counteracting Unjustified Extra-territorial Application of Foreign Legislation and Other Measures promulgated by China’s Ministry of Commerce on January 9, 2021, which will apply to Chinese individuals or entities that are purportedly barred by a foreign country’s law from dealing with nationals or entities of a third country. Rising political tensions between China and the U.S. could reduce levels of trades, investments, technological exchanges and other economic activities between the two major economies, which would have a material adverse effect on global economic conditions and the stability of global financial markets. The measures taken by the U.S. and Chinese governments may have the effect of restricting our ability to transact or otherwise do business with entities within or outside of China and may cause investors to lose confidence in Chinese companies and counterparties, including us. If we were unable to conduct our business as it is currently conducted as a result of such regulatory changes, our business, results of operations and financial condition would be materially and adversely affected.

Furthermore, there have been recent media reports on deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets, and delisting China-based companies from U.S. national securities exchanges. In January 2021, after reversing its own delisting decision, the NYSE ultimately resolved to delist China Mobile, China Unicom and China Telecom in compliance with the executive order issued in November 2020, after receiving additional guidance from the U.S. Department of Treasury and its Office of Foreign Assets Control. These delistings have introduced greater confusion and uncertainty about the status and prospects of Chinese companies listed on the U.S. stock exchanges. If any further such deliberations were to materialize, the resulting legislation may have a material and adverse impact on the stock performance of China-based issuers listed in the United States such as us, and we cannot assure you that we will always be able to maintain the listing of our ADSs on a national stock exchange in the U.S., such as the NYSE or the Nasdaq Stock Market, or that you will always be allowed to trade our shares or ADSs.

Our operations and those of our production partners and customers are vulnerable to natural disasters, pandemics and other events beyond our control, the occurrence of which may have an adverse effect on the supply chain of our suppliers and on our facilities, personnel and results of operations.

Our business operations and those of our production partners and customers are faced with numerous risks and dangers, including capacity constraints, labor strikes, fire, natural disasters (e.g., earthquakes, typhoons), pandemics (e.g., COVID-19) and environmental or occupational disasters. Any of these events could have a material adverse effect on our business.

We have one assembly plant and one warehouse in the PRC which could suffer significant business disruption due to earthquakes or other natural disasters or pandemics. We are currently not covered by insurance against such business disruption. Similarly, the manufacturing facilities of our production partners and the mining facilities of our customers are principally located in Asia and their operations may be reduced or eliminated due to natural disasters or pandemics. The risk of earthquakes in these geographic regions is significant due to the proximity of major earthquake fault lines, and Taiwan in particular, where our IC foundry supplier is located, is also subject to typhoons and other Pacific storms. In addition, some of our customers may place their Bitcoin mining facilities near streams within mountainous regions to take advantage of hydroelectric power, which causes them to be at risk of flooding. For example, a flood in Sichuan in June 2018 caused significant damage to certain Bitcoin mining facilities in the area and to the mining equipment at these facilities.

Our business could also be adversely affected by epidemics, outbreaks or pandemics such as avian flu, H1N1, also known as swine flu, as well as COVID-19. An outbreak of avian flu or H1N1 or COVID-19 in the human population, or another similar health crisis, could adversely affect the economies and financial markets of entire regions, particularly in Asia. Moreover, any related disruptions to transportation or the free movement of persons could hamper our operations and force us to close our offices temporarily.

The occurrence of any of the foregoing or other natural or man-made disasters could cause damage or disruption to us, our employees, operations, markets and customers, which could result in significant delays in deliveries or substantial shortages of our products and could adversely affect our business, financial condition, results of operations or prospects.

Cyber-security incidents, including data security breaches or computer viruses, could harm our business by disrupting our delivery of services, damaging our reputation or exposing us to liability.

We receive, process, store and transmit, often electronically, the data of our customers and others, much of which is confidential. Unauthorized access to our computer systems or stored data could result in the theft, including cyber-theft, or improper disclosure of confidential information, and the deletion or modification of records could cause interruptions in our operations. These cyber-security risks increase when we transmit information from one location to another, including over the Internet or other electronic networks. Despite the security measures we have implemented, our facilities, systems and procedures, and those of our third-party service providers, may be vulnerable to security breaches, acts of vandalism, software viruses, misplaced or lost data, programming or human errors or other similar events which may disrupt our delivery of services or expose the confidential information of our customers and others. Any security breach involving the misappropriation, loss or other unauthorized disclosure or use of confidential information of our customers or others, whether by us or a third party, could (i) subject us to civil and criminal penalties, (ii) have a negative impact on our reputation, or (iii) expose us to liability to our customers, third parties or government authorities. We are not aware of such breaches to date. Any of these developments could have a material adverse effect on our business, financial condition and results of operations.

Preferential tax treatment currently available to us in the PRC could be discontinued or reduced.

As an enterprise selling self-developed software, Hangzhou Canaan Creative Information Technology Co., Limited, or Hangzhou Canaan, a subsidiary of ours, received VAT tax refunds of RMB110.2 million, RMB1.3 million, and nil in 2018, 2019 and 2020, respectively. We cannot assure you that we will continue to qualify for the VAT tax refund, or that the policies providing for the VAT tax refund will continue to be effective.

Additionally, Hangzhou Canaan was accredited as a software enterprise, and was therefore entitled to preferential tax treatment, paying no income taxes in 2017 and subject to an enterprise income tax rate, or EIT rate, of 12.5% for 2018, 2019, and 2020. Furthermore, Hangzhou Canaan was accredited as a key software enterprise in 2018, and was subject to an EIT rate of 10.0% for that year. We took advantage of the lowest EIT rate available to us each year.

Following our accreditation as a key software enterprise falling within the State’s planning lay-out or high-tech enterprise, we will independently determine whether we meet the conditions required for EIT preferences annually. Under the PRC Enterprise Income Tax Law (《中华人民共和国企业所得税法》), or the PRC EIT Law and its relevant regulations, PRC companies are typically subject to an income tax rate of 25% under the PRC EIT Law. Meanwhile, we shall, in accordance with the requirements of the tax authority and other relevant authorities, retain and submit our financial statements together with details of our research and development activities and other technological innovation activities for future reference to enjoy the preferential tax treatment. As advised by Commerce & Finance Law Offices, our PRC legal adviser, if we fail to provide materials retained for future reference, we will not be entitled to enjoy the preferential tax treatment, as well as other benefits conferred under the accreditations.

We require various approvals, licenses, permits and certifications to operate our business. Any failure to obtain or renew any of these approvals, licenses, permits or certifications could materially and adversely affect our business and results of operations.

In accordance with the laws and regulations in the jurisdictions in which we operate, we are required to maintain various approvals, licenses, permits and certifications in order to operate our business. Complying with such laws and regulations may require substantial expense, and any non-compliance may expose us to liability. In the event of non-compliance, we may have to incur significant expenses and divert substantial management time to rectify the incidents. In the future, if we fail to obtain all the necessary approvals, licenses, permits and certifications, we may be subject to fines or the suspension of operations at the production facilities and research and development facilities that do not have all the requisite approvals, licenses, permits and certifications, which could materially and adversely affect our business and results of operations. See “Regulation” for further details on the requisite approvals, licenses, permits and certifications necessary for our business operations. We may also experience adverse publicity arising from non-compliance with government regulations, which would negatively impact our reputation.

We cannot assure you that we will be able to fulfill all the conditions necessary to obtain the required government approvals, or that relevant government officials will always, if ever, exercise their discretion in our favor, or that we will be able to adapt to any new laws, regulations and policies. There may also be delays on the part of government authorities in reviewing our applications and granting approvals, whether due to the lack of human resources or the imposition of new rules, regulations, government policies or their implementation, interpretation and enforcement. If we are unable to obtain, or experience material delays in obtaining, necessary government approvals, our operations may be substantially disrupted, which could materially and adversely affect our business, financial condition and results of operations.

Our assembly plant is located on property whose owner has not obtained the approval of relevant authorities, and we may be ordered to relocate from that property.

Our assembly plant for Bitcoin mining machines in Hebei province with a gross floor area of 7,538.5 square meters was constructed by our landlord without the approval of housing use planning authorities. As advised by Commerce & Finance Law Offices, our PRC legal adviser, such buildings may be considered to be in violation of relevant zoning laws and the government may order the demolition or relocation of such building.

If we are evicted from such property, we may need to find alternative properties and relocate our assembly plant. Unless we are able to make timely alternative arrangements for relocating our assembly plant, we may not be able to fulfill purchase orders received, which may have a material and adverse effect on our business, results of operations and financial condition.

We may be involved in legal and other disputes from time to time, whether arising out of our operations, including disputes with our raw material or component suppliers, production partners, customers or employees, or class action lawsuits from our shareholders.

We may from time to time be involved in disputes with various parties arising out of our operations, including raw material or electronic components suppliers, production partners, customers or employees. These disputes may lead to protests or legal or other proceedings and may result in damage to our reputation, substantial costs and diversion of resources and management’s attention from our core business activities. In addition, we may encounter compliance issues with regulatory bodies in the course of our operations, in respect of which we may face administrative proceedings or unfavorable decisions that may result in liabilities and cause delays to our production and delivery. We may be involved in other proceedings or disputes in the future that may have a material adverse effect on our business, financial condition, results of operations or cash flows.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities, or after the publication of third-party research reports. For example, a negative research report was published about us by Marcus Aurelius Value on February 20, 2020. Subsequently, on March 4, 2020, a putative class action was filed in the United States District Court of Oregon (the “Federal Action”) against us and certain of our officers and directors, among others. The complaint alleges that the Form F-1 registration statement for our initial public offering contained material misstatements and omissions in violation of federal securities laws. On March 6, 2020, another putative class action, making substantially similar allegations, was filed in New York County Supreme Court (the “State Action”) against us and certain of our officers and directors. On June 1, 2020, we filed a motion to stay all proceedings in the State Action pending adjudication of the Federal Action, which was granted on July 21, 2020. Subsequently, the Federal Action was transferred to the U.S. District Court for the Southern District of New York on September 2, 2020. On December 7, 2020, we filed a motion to dismiss the amended complaint which was fully briefed on March 8, 2021. On April 5, 2021, the complaint filed a letter motion to dismiss briefing or, in the alternative, convert the motion to dismiss into a motion for summary judgement. Since the release of our financial results and filing of our annual report on Form 20-F for the fiscal year ended December 31, 2020, we were served with process for and made aware of the filings of a number of similar securities class actions against us and certain of our officers and directors. The complaints allege that our statements in February 2021 contained material misstatements and omissions in violation of the Securities Exchange Act of 1934, which were allegedly revealed in April 2021, when we announced our latest financial results. There can be more complaints being filed on similar subject matters in the near future.

The class action suits that we are aware of and if we were involved in a class action suit in the future, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Our insurance coverage is limited and may not be adequate to cover potential losses and liabilities. A significant uninsured loss or a loss in excess of our insurance coverage could have a material adverse effect on our results of operations and financial condition.

The insurance products available to us are limited, and the insurance policies we have obtained may not cover all risks associated with our business. The occurrence of certain incidents including severe weather, earthquake, fire, war, power outages, flooding and the consequences resulting from them may not be covered by our insurance policies adequately, or at all. If we were subject to substantial liabilities that were not covered by our insurance, we could incur costs and losses that could materially and adversely affect our results of operations and financial condition.

We may need additional capital but may not be able to obtain it in a timely manner and on favorable terms or at all.

Our operations may require additional capital or financing from time to time in order to achieve further growth. We had outstanding borrowings of RMB34.8 million (US$5.3 million) as of December 31, 2020, incurred primarily to support our operation. We may require additional cash resources due to the future growth and development of our business. Our future capital requirements may be substantial as we seek to expand our operations, diversify our product offering, and pursue acquisitions and equity investments. If our cash resources are insufficient to satisfy our cash requirements, we may seek to issue additional equity or debt securities or obtain new or expanded credit facilities or enter into additional factoring arrangements.

Our ability to obtain external financing in the future is subject to a variety of uncertainties, including our future financial condition, results of operations and cash flows and the liquidity of international capital and lending markets. In addition, our loan agreements may contain financial covenants that restrict our ability to incur additional indebtedness or to distribute dividends. Any indebtedness that we may incur in the future may also contain operating and financial covenants that could further restrict our operations. There can be no assurance that financing will be available in a timely manner or in amounts or on terms acceptable to us, or at all. A large amount of bank borrowings and other debt may result in a significant increase in interest expense while at the same time exposing us to increased interest rate risks. Equity financings could result in dilution to our shareholders, and the securities issued in future financings may have rights, preferences and privileges that are senior to those of our ordinary shares or ADSs. Any failure to raise needed funds on terms favorable to us, or at all, could severely restrict our liquidity as well as have a material adverse effect on our business, financial condition and results of operations.

We rely on third-party logistics service providers to deliver our products. Disruption in logistics may prevent us from meeting customer demand and our business, financial condition and results of operations may suffer as a result.

We engage independent third-party logistics service providers to deliver the ICs from our production partners to our assembly plant and our products from our warehouses to our customers. Disputes with or termination of our contractual relationships with one or more of our logistics service providers could result in delayed delivery of products or increased costs. There can be no assurance that we can continue or extend relationships with our current logistics service providers on terms acceptable to us, or that we will be able to establish relationships with new logistics service providers to ensure accurate, timely and cost-efficient delivery services. If we are unable to maintain or develop good relationships with our preferred logistics service providers, it may inhibit our ability to offer products in sufficient quantities, on a timely basis, or at prices acceptable to our consumers. If there is any breakdown in our relationships with our preferred logistics service providers, we cannot assure you that no interruptions in our product delivery would occur or that they would not materially and adversely affect our business, prospects and results of operations.

As we do not have any direct control over these logistics service providers, we cannot guarantee their quality of service. In addition, services provided by these logistics service providers could be interrupted by unforeseen events beyond our control, such as poor handling provided by these logistics service providers, natural disasters, pandemics, adverse weather conditions, riots and labor strikes. If there is any delay in delivery, damage to products or any other issue, we may lose customers and sales and our brand image may be tarnished.

Bitcoin mining activities are energy-intensive, which may restrict the geographic locations of miners and have a negative environmental impact.

Bitcoin mining activities are inherently energy-intensive and electricity costs account for a significant portion of the overall mining costs. The availability and cost of electricity will restrict the geographic locations of mining activities.

Any shortage of electricity supply or increase in electricity cost in a jurisdiction may negatively impact the viability and the expected economic return for Bitcoin mining activities in that jurisdiction, which may in turn decrease the sales of our Bitcoin mining machines in that jurisdiction.

In addition, the significant consumption of electricity may have a negative environmental impact, including contribution to climate change, which may give rise to public opinion against allowing the use of electricity for Bitcoin mining activities or government measures restricting or prohibiting the use of electricity for Bitcoin mining activities. Any such development in the jurisdictions where we sell our Bitcoin mining machines could have a material and adverse effect on our business, financial condition and results of operations.

Our business operation and international expansion is subject to geopolitical risks.

Our business operation and international expansion is subject to geopolitical risks. We rely on our production partners in Taiwan for the fabrication, testing and packaging of our ASICs. Any significant deterioration in the cross-strait relationship may have a negative impact on the ability of our production partners in Taiwan to fulfill their contractual obligations and ship the ASICs to us, which could have a material and adverse effect on our business, financial condition and results of operations.

In addition, there might be significant changes to United States trade policies, treaties and tariffs, including trade policies and tariffs regarding the PRC. China may respond by imposing retaliatory trade measures against the United States. We rely on suppliers in the United States for the supply of certain equipment and tools, such as our electronic design automation, a development tool. If the United States restricts or prohibits the importation of ASICs or related products from China, our international expansion may be negatively affected. If China imposes retaliatory trade measures that affect the importation of the equipment and tools we require, we may face difficulty in our production. In both cases, our business, financial condition and results of operations could be materially and adversely affected.

We may be subject to fines and other administrative penalties resulting from the operation of our business, which could materially and adversely affect our business, financial condition and results of operation.

We are subject to regulation by the PRC government authorities. These relevant regulatory authorities have broad powers to adopt regulations and other requirements affecting or restricting our operations, including tax policies. Moreover, these relevant regulatory authorities possess significant powers to enforce applicable regulatory requirements in the event of our non-compliance, including the imposition of fines, sanctions or the revocation of licenses or permits to operate our business. Any of these events could have a material adverse impact on our results of operation.

Any global systemic economic and financial crisis could negatively affect our business, results of operations, and financial condition.

Any prolonged slowdown in the Chinese or global economy may have a negative impact on our business, results of operations and financial condition. The global financial markets have experienced significant disruptions since 2008 and the United States, Europe and other economies have experienced periods of recession. The recovery from the lows of 2008 and 2009 has been uneven and there are new challenges, including the escalation of the European sovereign debt crisis from 2011 and the slowdown of the PRC’s economic growth since 2012, which may continue. There is also the prospect of a brewing global recession as the result of the COVID-19 pandemic. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and the PRC. There have also been concerns over unrest in Ukraine, the Middle East and Africa, which have resulted in volatility in financial and other markets. There have also been concerns over the United Kingdom leaving the European Union as well as the significant potential changes to United States trade policies, treaties and tariffs, including trade policies and tariffs regarding the PRC. There have also been concerns about the economic effect of the tensions in the relationship between the PRC and surrounding Asian countries. There were and could be in the future a number of domino effects from such turmoil on our business, including significant decreases in orders from our customers; insolvency of key suppliers resulting in product delays; inability of customers to obtain credit to finance purchases of our products and/or customer insolvencies; and counterparty failures negatively impacting our operations. Any systemic economic or financial crisis could cause revenues for the semiconductor industry as a whole to decline dramatically and could materially and adversely affect our results of operations.

If counterfeit products are sold under our brand names and trademarks, our reputation and financial results could be materially and adversely affected.

Third-party merchants and dealers are separately responsible for sourcing counterfeit products that are sold under our brand names and trademarks. Counterfeit products may be defective or inferior in quality as compared to authentic products. If our customers are not satisfied by counterfeit products sold under our brand names and trademarks, we may be subject to reputational damage. We believe our brand and reputation are important to our success and our competitive position. The discovery of counterfeit products sold under our brand names and trademarks may severally damage our reputation and cause customers to refrain from making future purchases from us, which would materially and adversely affect our business operations and financial results.

Risks Relating to Doing Business in the PRC

Economic, political and social conditions as well as governmental policies in the PRC could adversely affect our business, prospects, financial condition and financial results.

A majority of our business operations is currently conducted in the PRC and we derive a majority of our revenue from the PRC. The PRC economy differs from the economies of most developed countries in many aspects, including:

•	political structure;

•	level of government involvement and control;

•	growth rate and level of development;

•	level and control of capital investment and reinvestment;

•	control of foreign exchange; and

•	allocation of resources.

The PRC economy has been transitioning from a centrally planned economy to a more market-oriented economy for approximately four decades as the PRC government has implemented economic reform measures to utilize market forces in the development of the PRC economy. We cannot predict whether changes in the economic, political and social conditions of the PRC and in its laws, regulations and policies will have any adverse effect on our current or future business, financial condition or results of operations.

More specifically, many of the economic reforms carried out by the PRC government are unprecedented or experimental and are expected to be refined and improved over time. This refining and adjustment process may not necessarily have a positive effect on our operations and business development. These actions, as well as other actions and policies of the government of the PRC, could cause a decrease in the overall level of economic activity in the PRC and the surrounding regions and, in turn, have an adverse impact on our business and financial condition.

Changes to and uncertainties in the legal system of the PRC may have a material adverse impact on our business, financial condition and results of operations. Legal protections available to you under the legal system of the PRC may be limited.

The PRC is still in the process of developing a comprehensive statutory framework. Since 1979, the PRC government has established a commercial law system, and significant progress has been made in promulgating laws and regulations relating to economic affairs and matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, many of these laws and regulations are relatively new, and the implementation and interpretation of these laws and regulations remain uncertain in many areas. It may be difficult to obtain swift and equitable enforcement or to obtain enforcement of a judgment by a court of another jurisdiction. Consequently, developments and changes in the PRC laws and regulations, including their interpretation and enforcement, may have a material and adverse effect on our business, financial condition and results of operations. Furthermore, the legal protections available to you under the PRC legal system may be limited.

You may experience difficulties enforcing judgments against us and our management in the PRC.

We were advised by Commerce & Finance Law Offices, our PRC legal adviser, that the recognition and enforcement of foreign judgments are governed by the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on reciprocity between jurisdictions, provided that the foreign judgments do not violate the basic principles of laws of the PRC or its sovereignty, security or social and public interest.

PRC regulations relating to the establishment of offshore special purpose vehicles by PRC residents may subject our PRC-resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to make capital contributions into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute profits to us, or otherwise adversely affect our financial position.

Under several regulations promulgated by the State Administration of Foreign Exchange of the People’s Republic of China, or SAFE, PRC residents and PRC corporate entities are required to register with and obtain approval from local branches of SAFE or designated qualified foreign exchange banks in China in connection with their direct or indirect offshore investment activities. In addition, any PRC resident who is a direct or indirect shareholder of an offshore company is required to update the previously filed registration with the local branch of SAFE, with respect to any material change involving that offshore company, such as an increase or decrease in capital, transfer or swap of shares, merger or division. These regulations apply to all direct and indirect shareholders and beneficial owners of our company who are PRC residents, or PRC-Resident Shareholders, and may apply to any offshore acquisitions that we make in the future. To the best of our knowledge, as of the date of this prospectus supplement, each of our principal shareholders who is required to make the foreign exchange registration under SAFE Circular 37 had completed such registration. However, we may not at all times be fully aware or informed of the identities of all the PRC residents holding direct or indirect interests in our company, and we cannot assure you that all of our shareholders and beneficial owners who are PRC residents will comply with these foreign exchange regulations.

If any PRC-Resident Shareholder fails to make the required registration or update a previously filed registration, our PRC subsidiaries may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to us, and we may also be prohibited from injecting additional capital into our PRC subsidiaries. Moreover, failure to comply with the various foreign exchange registration requirements described above could result in liability on the related PRC-Resident shareholder or our PRC subsidiaries under the PRC laws for evasion of applicable foreign exchange restrictions.

Our ADSs may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors who are located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over the counter trading market in the U.S.

Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus supplement, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conduct regular inspections to assess its compliance with applicable professional standards. Since our auditor is located in China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities, our auditors is currently not inspected by the PCAOB.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCA Act. However, some of the recommendations were more stringent than the HFCA Act. For example, if a company was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCA Act and to address the recommendations in the PWG report. It is unclear when the

SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation in addition the requirements of the HFCA Act are uncertain. Such uncertainty could cause the market price of our ADSs to be materially and adversely affected, and our securities could be delisted or prohibited from being traded “over-the-counter” earlier than would be required by the HFCA Act. If our securities are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our ADSs when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our ADSs.

The PCAOB’s inability to conduct inspections in China prevents it from fully evaluating the audits and quality control procedures of our independent registered public accounting firm. As a result, we and investors in our ordinary shares are deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

In May 2013, the PCAOB announced that it had entered into a Memorandum of Understanding on Enforcement Cooperation with the CSRC and the PRC Ministry of Finance, which establishes a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations undertaken by the PCAOB in the PRC or by the CSRC or the PRC Ministry of Finance in the United States. The PCAOB continues to be in discussions with the CSRC and the PRC Ministry of Finance to permit joint inspections in the PRC of audit firms that are registered with the PCAOB and audit Chinese companies that trade on U.S. exchanges.

Proceedings instituted by the SEC against “big four” PRC-based accounting firms, including our independent registered public accounting firm, could result in financial statements being determined to not be in compliance with the requirements of the Exchange Act.

Starting in 2011 “big four” PRC-based accounting firms, including our independent registered public accounting firm, were affected by a conflict between U.S. and Chinese law. Specifically, for certain U.S.-listed companies operating and audited in mainland China, the SEC and the PCAOB sought to obtain from the Chinese firms access to their audit work papers and related documents. The firms were, however, advised and directed that under Chinese law, they could not respond directly to the U.S. regulators on those requests, and that requests by foreign regulators for access to such papers in China had to be channeled through the CSRC.

In late 2012, this impasse led the SEC to commence administrative proceedings under Rule 102(e) of its Rules of Practice and also under the Sarbanes-Oxley Act of 2002 against the Chinese accounting firms, including our independent registered public accounting firm. A first instance trial of the proceedings in July 2013 in the SEC’s internal administrative court resulted in an adverse judgment against the firms. The administrative law judge proposed penalties on the firms including a temporary suspension of their right to practice before the SEC, although that proposed penalty did not take effect pending review by the Commissioners of the SEC. On February 6, 2015, before a review by the Commissioner had taken place, the firms reached a settlement with the SEC. Under the settlement, the SEC accepted that future requests by the SEC for the production of documents will normally be made to the CSRC. The firms were to receive matching Section 106 requests, and were required to abide by a detailed set of procedures with respect to such requests, which in substance require them to facilitate production via the CSRC. If they failed to meet specified criteria, the SEC retained authority to impose a variety of additional remedial measures on the firms depending on the nature of the failure.

Under the terms of the settlement, the underlying proceeding against the four China-based accounting firms was deemed dismissed with prejudice four years after entry of the settlement. The four-year mark occurred on

February 6, 2019. While we cannot predict if the SEC will further challenge the four China-based accounting firms’ compliance with U.S. law in connection with U.S. regulatory requests for audit work papers or if the results of such a challenge would result in the SEC imposing penalties such as suspensions. If additional remedial measures are imposed on the “big four” PRC-based accounting firms, including our independent registered public accounting firm, we could be unable to timely file future financial statements in compliance with the requirements of the Exchange Act.

In the event the “big four” PRC-based accounting firms become subject to additional legal challenges by the SEC or PCAOB, depending upon the final outcome, listed companies in the United States with major PRC operations may find it difficult or impossible to retain auditors in respect of their operations in China, which could result in financial statements being determined to not be in compliance with the requirements of the Exchange Act, including possible delisting. Moreover, any negative news about any such future proceedings against these audit firms may cause investor uncertainty regarding China-based, U.S.-listed companies and the market price of our common stock may be adversely affected.

If our independent registered public accounting firm was denied, even temporarily, the ability to practice before the SEC and we were unable to timely find another registered public accounting firm to audit and issue an opinion on our financial statements, our financial statements could be determined not to be in compliance with the requirements of the Exchange Act. Such a determination could ultimately lead to the delisting of the ADSs from the Nasdaq Global Market or deregistration from the SEC, or both, which would substantially reduce or effectively terminate the trading of the ADSs in the United States.

Our corporate structure may restrict our ability to receive dividends from, and transfer funds to, our PRC operating subsidiaries, which could restrict our ability to act in response to changing market conditions in a timely manner.

We are a Cayman Islands holding company and a certain portion of our operations are conducted through our operating subsidiaries. The ability of our operating subsidiaries to make dividend and other payments to us may be restricted by factors that include changes in applicable foreign exchange and other laws and regulations.

In particular, under the PRC law, each of our PRC operating subsidiaries may only pay dividends after 10% of its net profit has been set aside as reserve funds, unless such reserves have reached at least 50% of its registered capital. In addition, the profit available for distribution from our PRC operating subsidiaries is determined in accordance with generally accepted accounting principles in the PRC. This calculation may differ if it were performed in accordance with U.S. GAAP. As a result, we may not have sufficient distributions from our PRC operating subsidiaries to enable necessary profit distributions to our shareholders in the future, which would be based upon our financial statements prepared under U.S. GAAP.

Distributions by our PRC operating subsidiaries to us other than as dividends may be subject to governmental approval and taxation. Any transfer of funds from our company to our PRC operating subsidiaries, either as a shareholder loan or as an increase in registered capital, is subject to registration or approval of PRC governmental authorities, including the relevant administration of foreign exchange and/or the relevant examining and approval authority. These limitations on the free flow of funds between us and our PRC subsidiaries could restrict our ability to act in response to changing market conditions in a timely manner.

Dividends payable by us to our foreign investors and gains on the sale of the ADSs may become subject to withholding taxes under the PRC tax laws.

Under the EIT Law and EIT Implementation Rules, our foreign corporate shareholders may be subject to a 10% income tax upon any gains realized from the transfer of their ADSs and dividends distributable to such foreign corporate shareholder, if such income is regarded as income from “sources within the PRC.” According to the EIT Implementation Rules, whether income generated from transferring equity investments is to be regarded as sources within the PRC or from foreign territory shall depend upon the locations in which the enterprises accepting the equity investment are located. However, it is unclear whether income received by our shareholders will be deemed to be income from sources within the PRC and whether there will be any exemption or reduction in taxation for our foreign corporate shareholders due to the promulgation of the EIT Law. If our foreign corporate shareholders are required to pay PRC income tax on the transfers of the ADSs that they hold or on the gains on the sale of the ADSs by them, the value of our foreign corporate shareholders’ investments in the ADSs may be materially and adversely affected.

We may be classified as a “resident enterprise” for PRC enterprise income tax purposes, which could result in unfavorable tax consequences to us and our non-PRC shareholders.

The EIT Law provides that enterprises established outside of the PRC whose “de facto management bodies” are located in the PRC are considered “resident enterprises” and are generally subject to the uniform 25% enterprise income tax rate on their worldwide income. In addition, a circular issued by the State Administration of Taxation on April 22, 2009 regarding the standards used to classify certain Chinese-invested enterprises controlled by Chinese enterprises or Chinese group enterprises and established outside of the PRC as “resident enterprises” clarified that dividends and other income paid by such “resident enterprises” will be considered to be PRC source income, subject to PRC withholding tax, currently at a rate of 10%, when recognized by non-PRC enterprise shareholders. This circular also subjects such “resident enterprises” to various reporting requirements with the PRC tax authorities. Under the implementation regulations to the enterprise income tax, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise. In addition, the circular mentioned above sets out criteria for determining whether “de facto management bodies” are located in the PRC for overseas incorporated, domestically controlled enterprises. However, as this circular only applies to enterprises established outside of the PRC that are controlled by PRC enterprises or groups of PRC enterprises, it remains unclear how the tax authorities will determine the location of “de facto management bodies” for overseas incorporated enterprises that are controlled by individual PRC residents like us and some of our subsidiaries. Therefore, although substantially all of our management is currently located in the PRC, it remains unclear whether the PRC tax authorities would require or permit our overseas registered entities to be treated as PRC resident enterprises. We do not currently consider our company to be a PRC resident enterprise. However, if the PRC tax authorities disagree with our assessment and determine that we are a “resident enterprise” we may be subject to enterprise income tax at a rate of 25% on our worldwide income and dividends paid by us to our non-PRC shareholders as well as capital gains recognized by them with respect to the sale of the ADSs may be subject to a PRC withholding tax.

This will have an impact on our effective tax rate, a material adverse effect on our net income and results of operations, and may require us to withhold tax on our non-PRC shareholders.

Government control of foreign currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. Under existing PRC foreign exchange regulations, payments of certain current account items can be made in foreign currencies without prior approval from the local branch of the SAFE by complying with certain procedural requirements. However, approval from appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. The restrictions on foreign exchange transactions under capital accounts could also affect the ability of our subsidiaries in the PRC to obtain foreign exchange through debt or equity financing, including by means of loans or capital contributions from us. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions.

Risks Relating to this Offering, Our Class A Ordinary Shares and The ADSs

There is no public market for the warrants to purchase ADSs in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

The trading price of the ADSs is likely to be volatile, which could result in substantial losses to investors.

The trading price of the ADSs is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. The securities of some of these companies have experienced significant volatility since their offerings, including, in some cases, substantial price declines in their trading prices. The trading performances of other PRC companies’ securities after their offerings may affect the attitudes of investors toward PRC companies listed in the United States in general and consequently may impact the trading performance of the ADSs, regardless of our actual operating performance.

In addition to market and industry factors, the price and trading volume of the ADSs may be highly volatile due to factors specific to our own operations, including the following:

•	variations in our revenues, earnings and cash flow;

•	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

•	announcements of new offerings, solutions and expansions by us or our competitors;

•	changes in financial estimates by securities analysts;

•	detrimental adverse publicity about us, our products or our industry;

•	additions or departures of key personnel;

•	the release of lockup or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

•	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which the ADSs will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. On March 4, 2020, a putative class action was filed in the United States District Court of Oregon (the “Federal Action”) against us and certain of our officers and directors, among others. The complaint alleges that the Form F-1 registration statement for our initial public offering contained material misstatements and omissions in violation of federal securities laws. On March 6, 2020, another putative class action, making substantially similar allegations, was filed in New York County Supreme Court (the “State Action”) against us and certain of our officers and directors. On June 1, 2020, we filed a motion to stay all proceedings in the State Action pending adjudication of the Federal Action, which was granted on July 21, 2020. Subsequently, the Federal Action was transferred to the U.S. District Court for the Southern District of New York on September 2, 2020. On December 7, 2020, we filed a motion to dismiss the amended complaint which was fully briefed on March 8, 2021. On April 5, 2021, the complaint filed a letter motion to dismiss briefing or, in the alternative, convert the motion to dismiss into a motion for summary judgment. Since the release of our financial results and filing of our annual report on Form 20-F for the fiscal year ended December 31, 2020, we were served with process for and made aware of the filings of a number of similar securities class actions against us and certain of our officers and directors. The complaints allege that our statements in February 2021 contained material misstatements and omissions in violation of the Securities Exchange Act of 1934, which were allegedly revealed in April 2021, when we announced our latest financial results. There can be more complaints being filed on similar subject matters in the near future.

The class action suits that we are aware of and if we were involved in a class action suit in the future, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding the ADSs, the market price for the ADSs and trading volume could decline.

The trading market for the ADSs will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade the ADSs, the market price for the ADSs would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could, in turn, cause the market price or trading volume for the ADSs to decline.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of the ADSs for a return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the ADSs as a source for any future dividend income.

Our board of directors has discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in the ADSs will likely depend entirely upon any future price appreciation of the ADSs. There is no guarantee that the ADSs will appreciate in value or even maintain the price at which you purchased the ADSs. You may not realize a return on your investment in the ADSs, and you may even lose your entire investment in the ADSs.

You will experience immediate dilution in the book value per ADS of the ADSs you purchase.

Because the price per share of the ADSs being offered is substantially higher than the book value per ADS, you will suffer substantial dilution in the net tangible book value of the ADSs you purchase in this offering. After giving effect to the sale by us of 13,492,065 ADSs in this offering, and based on a public offering price of $12.60 per ADS and a net tangible book value per ADS of $0.41 as of December 31, 2020, without giving effect to the potential exercise of the warrants being offered by this prospectus supplement, if you purchase securities in this offering, you will suffer immediate and substantial dilution of $11.28 per ADS in the net tangible book value of the ADSs purchased. See “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur in connection with this offering.

Since we have some discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, subject to any agreed upon contractual restrictions under the terms of the securities purchase agreement, our management will have some flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and subject to any agreed upon contractual restrictions under the terms of the purchase agreement, you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Our amended and restated memorandum and articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our ordinary shares and ADSs.

Our amended and restated memorandum and articles of association contain certain provisions that limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions, including a provision that grants authority to our board of directors to establish and issue from time to time one or more series of preferred shares without action by our shareholders and to determine, with respect to any series of preferred shares, the terms and rights of that series. These provisions could have the effect of depriving our shareholders and ADSs holders of the opportunity to sell their shares or ADSs at a premium over the prevailing market price by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transactions.

There is no minimum offering amount required to consummate this offering.

There is no minimum offering amount which must be raised in order for us to consummate this offering. Accordingly, the amount of money raised may not be sufficient for us to meet our business objectives. Moreover, if only a small amount of money is raised, all or substantially all of the offering proceeds may be applied to cover the offering expenses and we will not otherwise benefit from the offering. In addition, because there is no minimum offering amount required, investors will not be entitled to a return of their investment if we are unable to raise sufficient proceeds to meet our business objectives.

The dual-class structure of our ordinary shares may adversely affect the trading market for the ADSs.

Certain shareholder advisory firms have announced changes to their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500, to exclude companies with multiple classes of shares and companies whose public shareholders hold no more than 5% of total voting power from being added to such indices. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual-class structure of our ordinary shares may prevent the inclusion of the ADSs representing Class A ordinary shares in such indices and may cause some shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any such exclusion from indices could result in a less active trading market for the ADSs. Any negative actions or publications by shareholder advisory firms could also adversely affect the value of the ADSs.

Our Amended and Restated Memorandum and Articles of Association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our Class A ordinary shares and ADSs.

Our amended and restated memorandum and articles of association contain provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions, including a provision that entitles each Class B ordinary share to 15 votes in respect of all matters subject to a shareholders’ vote. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties form seeking to obtain control of our company in a tender offer or similar transaction. If any Class B ordinary shares are converted into Class A ordinary shares or canceled for any reasons, our board of directors will have the authority without further action by our shareholders to issue additional Class B ordinary shares, which will be dilutive to our Class A ordinary shareholders. In addition, our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our Class A ordinary shares, in the form of ADS or otherwise. We could issue preferred shares quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of the ADSs may fall and the voting and other rights of the holders of our Class A ordinary shares and ADSs may be materially and adversely affected.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act of the Cayman Islands, as amended and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under the Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than the United States. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and our register of mortgages and charges) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obligated to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. We may follow the home country practice for certain corporate governance practices after the closing of this offering which may differ from the requirements of the Nasdaq Global Market. If we choose to follow the home country practice, our shareholders may be afforded fewer protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and all of our assets are located outside of the United States. All of our current operations are conducted in China. In addition, all of our current directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and China, see “Enforceability of Civil Liabilities” in the accompanying prospectus.

Fluctuations in the exchange rate between the Renminbi and the U.S. dollar could result in foreign currency exchange losses and could materially reduce the value of your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. On July 21, 2005, the PRC government changed its policy of pegging the value of the Renminbi to the U.S. dollar. Following the removal of the U.S. dollar peg, the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, the Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. On November 30, 2015, the Executive Board of the International Monetary Fund (IMF) completed the regular five- year review of the basket of currencies that make up the Special Drawing Right, or the SDR, and decided that with effect from October 1, 2016, the Renminbi is determined to be a freely usable currency and will be included in the SDR basket as a fifth currency, along with the U.S. dollar, the Euro, the Japanese yen and the British pound. In the fourth quarter of 2016, the Renminbi had depreciated significantly in the backdrop of a surging U.S. dollar and persistent capital outflows of China. This depreciation halted in 2017, and the Renminbi appreciated approximately 7% against the U.S. dollar during this one-year period. Starting from the beginning of 2019, the Renminbi has depreciated significantly against the U.S. dollar again. In early August 2019, the PBOC set the Renminbi’s daily reference rate at RMB7.0039 to US$1.00, the first time that the exchange rate of the Renminbi to the U.S. dollar exceeded 7.0 since 2008. The Renminbi appreciated approximately 6% in 2020, with an approximately 8% rise over the second half of the year alone. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may in the future announce further changes to the exchange rate system, and we cannot assure you that the Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

Substantially all of our revenues and costs are denominated in Renminbi. We are a holding company and we rely on dividends paid by our operating subsidiaries in China for our cash needs. Any significant revaluation of the Renminbi may materially and adversely affect our results of operations and financial position reported in Renminbi when translated into U.S. dollars, and the value of, and any dividends payable on, the ADSs in U.S. dollars. To the extent that we need to convert U.S. dollars we receive from this offering into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or ADSs or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 for so long as we are an emerging growth company until the fifth anniversary from the date of our initial listing.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We intend to avail ourselves of the extended transition period.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities laws and regulations in the United States that apply to U.S. domestic issuers, including:

•	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of the Nasdaq Global Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely than that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

The voting rights of holders of ADSs are limited by the terms of the deposit agreement, and you may not be able to exercise your right to vote your ordinary shares.

As a holder of the ADSs, you will only be able to exercise the voting rights with respect to the underlying ordinary shares represented by your ADSs in accordance with the provisions of the deposit agreement. Under the deposit agreement, you must vote by giving voting instructions to the depositary. Upon receipt of your voting instructions, the depositary will vote the underlying ordinary shares represented by your ADSs in accordance with these instructions. You will not be able to directly exercise your right to vote with respect to the underlying ordinary shares represented by your ADSs unless you cancel and withdraw such ordinary shares. Under our amended and restated memorandum and articles of association, the minimum notice period required for convening a general meeting is ten days. When a general meeting is convened, you may not receive sufficient advance notice to withdraw the underlying ordinary shares represented by your ADSs to allow you to vote with respect to any specific matter. If we ask for your instructions, the depositary will notify you of the upcoming vote and will arrange to deliver our voting materials to you. We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the underlying ordinary shares represented by your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for their manner of carrying out your voting instructions. This means that you may not be able to exercise your right to vote and you may have no legal remedy if the underlying ordinary shares represented by your ADSs are not voted as you requested.

The depositary for the ADSs will give us a discretionary proxy to vote our ordinary shares underlying your ADSs if you do not vote at shareholders’ meetings, except in limited circumstances, which could adversely affect your interests.

Under the deposit agreement for the ADSs, if you do not vote, the depositary may give us a discretionary proxy to vote the ordinary shares underlying the ADSs at shareholders’ meetings if we have timely provided the depositary with notice of meeting and related voting materials and (i) we have instructed the depositary that we wish a discretionary proxy to be given, (ii) we have informed the depositary that there is no substantial opposition as to a matter to be voted on at the meeting, and (iii) a matter to be voted on at the meeting would not have a material adverse impact on shareholders.

The effect of this discretionary proxy is that you cannot prevent the underlying ordinary shares represented by the ADSs from being voted, except under the circumstances described above. This may make it more difficult for holders to influence the management of the company. Holders of ordinary shares are not subject to this discretionary proxy.

ADS holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action.

The deposit agreement governing the ADSs representing our Class A ordinary shares provides that, to the fullest extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. As the waiver relates to claims arising as a matter of contract in relation to the ADSs, we believe that, as a matter of construction of the clause, the waiver would likely to continue to apply to ADS holders who withdraw the Class A ordinary shares represented by the ADSs from the ADS facility with respect to claims arising before the withdrawal, and the waiver would most likely not apply to ADS holders who subsequently withdraw the Class A ordinary shares represented by ADSs from the ADS facility with respect to claims arising after the withdrawal. However, to our knowledge, there has been no case law on the applicability of the jury trial waiver to ADS holders who subsequently withdraw the Class A ordinary shares represented by the ADSs from the ADS facility.

If we or the depositary oppose a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement, by a federal or state court in the City of New York, which has non-exclusive jurisdiction over matters arising under the deposit agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily has waived the right to a jury trial. We believe that this is the case with respect to the deposit agreement and the ADSs. It is advisable that you consult legal counsel regarding the jury waiver provision before investing in the ADSs.

If you or any other holders or beneficial owners of ADSs, including purchasers of ADSs in secondary market transactions, bring a claim against us or the depositary in connection with matters arising under the deposit agreement or the ADSs, including claims under federal securities laws, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of increasing the cost of bringing a claim and limiting and discouraging lawsuits against us and the depositary. If a lawsuit is brought against either or both of us and the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including results that could be less favorable to the plaintiff(s) in any such action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the deposit agreement with a jury trial. No condition, stipulation or provision of the deposit agreement or ADSs serves as a waiver by any holder or beneficial owner of ADSs or by us or the depositary of compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

You have the right to arbitration under the deposit agreement. However, it may not be most beneficial.

The deposit agreement provides that ADS holders and the depositary have the right to elect to have any claim they may have against us arising out of or relating to the Class A ordinary shares or ADSs or the deposit agreement settled by arbitration in New York, New York rather than in a court of law, and to have any judgment rendered by the arbitrators entered in any court having jurisdiction. An arbitral tribunal in any such arbitration would not have the authority to award any consequential, special, or punitive damages and its award would have to conform to the provisions of the deposit agreement. The deposit agreement does not give us the right to require that any claim, whether brought by us or against us, be arbitrated.

The deposit agreement may be amended or terminated without your consent.

We may amend or terminate the deposit agreement without your consent. If you continue to hold your ADSs after an amendment to the deposit agreement, you agree to be bound by the deposit agreement as amended. However, amendment to certain rights that may increase costs or prejudice a substantial right of ADS holders will not take effect until 30 days after notice thereof in accordance with the deposit agreement. See “Description of American Depositary Shares” in the accompanying prospectus for more information.

You, as holders of ADSs, may have fewer rights than holders of our ordinary shares and must act through the depositary to exercise those rights.

Holders of ADSs do not have the same rights as our registered shareholders. As a holder of the ADSs, you will not have any direct right to attend general meetings of our shareholders or to cast any votes at such meetings. You will only be able to exercise the voting rights that are carried by the underlying ordinary shares represented by your ADSs indirectly in accordance with the provisions of the deposit agreement. Under the deposit agreement, you may vote only by giving voting instructions to the depositary. Upon receipt of your voting instructions, the depositary will try, as far as is practicable, to vote the underlying ordinary shares represented by your ADSs in accordance with your instructions. If we ask for your instructions, then upon receipt of your voting instructions, the depositary will try to vote the underlying ordinary shares represented by your ADSs in accordance with these instructions. If we do not instruct the depositary to ask for your instructions, the depositary may still vote in accordance with instructions you give, but it is not required to do so. You will not be able to directly exercise your right to vote with respect to the underlying ordinary shares represented by your ADSs unless you withdraw such ordinary shares and become the registered holder of such shares prior to the record date for the general meeting.

You may experience dilution of your holdings due to the inability to participate in rights offerings.

We may, from time to time, distribute rights to our shareholders, including rights to acquire securities. Under the deposit agreement, the depositary will not distribute rights to holders of ADSs unless the distribution and sale of rights and the securities to which these rights relate are either exempt from registration under the Securities Act with respect to all holders of ADSs, or are registered under the provisions of the Securities Act. The depositary may, but is not required to, attempt to sell these undistributed rights to third parties, and may allow the rights to lapse. We may be unable to establish an exemption from registration under the Securities Act, and we are under no obligation to file a registration statement with respect to these rights or underlying securities or to endeavor to have a registration statement declared effective. Accordingly, holders of ADSs may be unable to participate in our rights offerings and may experience dilution of their holdings as a result.

You may be subject to limitations on the transfer of your ADSs.

Your ADSs are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems it expedient in connection with the performance of its duties. The depositary may close its books from time to time for a number of reasons, including in connection with corporate events such as a rights offering, during which time the depositary needs to maintain an exact number of ADS holders on its books for a specified period. The depositary may also close its books in emergencies, and on weekends and public holidays. The depositary may refuse to deliver, transfer or register transfers of the ADSs generally when our share register or the books of the depositary are closed, or at any time if we or the depositary thinks it is advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

We have identified two material weaknesses in our internal controls as of December 31, 2020, and if we fail to maintain an effective system of internal controls, our ability to accurately and timely report our financial results or prevent fraud may be adversely affected, and investor confidence and the market price of the ADSs may be adversely affected.

In the course of preparing and auditing our consolidated financial statements for the year ended December 31, 2020, we and our independent registered public accounting firm identified two material weaknesses in our internal control over financial reporting as of December 31, 2020. For more details, please see “Item 15. Controls and Procedures” in the 2020 Form 20-F. In accordance with reporting requirements set forth by the SEC, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis. The material weaknesses identified are related to (i) our lack of competent financial reporting and accounting personnel with appropriate knowledge of U.S. GAAP and SEC reporting and compliance requirements, and (ii) our lack of documented financial closing policies and procedures, specifically those related to the period end expenses cut-off and accruals.

We have begun and will continue to implement measures to address the material weaknesses. However, the implementation of those measures may not fully remediate the material weaknesses in a timely manner. In the future, we may determine that we have additional material weaknesses or other deficiencies, or our independent registered public accounting firm may disagree with our management’s assessment of the effectiveness of our internal controls. Our failure to correct these material weaknesses or our failure to discover and address any other material weaknesses could result in inaccuracies in our financial statements and impair our ability to comply with the applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting could significantly hinder our ability to prevent fraud.

We have incurred and expect to continue to incur significant costs as a public company, which could lower our profits or make it more difficult to run our business.

As a public company, we have incurred and expect to continue to incur significant legal, accounting and other expenses that we did not incur as a private company to ensure that we comply with the various requirements on corporate governance practices imposed by the Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq Global Market.

For example, we have increased the number of independent directors and adopted policies regarding internal controls and disclosure controls and procedures. We have also incurred additional costs associated with our public company reporting requirements. We expect that these rules and regulations will continue to cause us to incur elevated legal and financial compliance costs, devote substantial management effort to ensure compliance and make some corporate activities more time-consuming and costly. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

As a company with less than US$1.07 billion in net revenues for our last financial year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies. Once we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the SEC.

In the past, shareholders of a public company often brought securities class action suits against companies following periods of instability in the market price of those companies’ securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the requirements of the Nasdaq Stock Market Rules; these practices may afford fewer protection to shareholders than they would enjoy if we complied fully with the Nasdaq Stock Market Rules.

As a Cayman Islands exempted company listed on the Nasdaq Global Market, we are subject to the Nasdaq Stock Market Rules. However, Nasdaq Stock Market Rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq Stock Market Rules. For instance, we are not required to: (i) have a majority of the board be independent; (ii) have a compensation committee or a nominating and corporate governance committee consisting entirely of independent directors; or (iii) have regularly scheduled executive sessions with only independent directors each year. We intend to rely on some of these exemptions. As a result, you may not be provided with the benefits of certain corporate governance requirements of the Nasdaq Global Market. We may also follow the home country practice for certain corporate governance practices which may differ from the requirements of the Nasdaq Global Market. If we choose to follow the home country practice, our shareholders may be afforded fewer protection than they would otherwise enjoy under the Nasdaq Stock Market Rules applicable to U.S. domestic issuers.

We may become a passive foreign investment company, or PFIC, which could result in adverse U.S. tax consequences to U.S. investors.

Based upon the past and projected composition of our income and assets, and the valuation of our assets, including goodwill, we do not believe that we were a PFIC for 2020, and we do not expect to be a PFIC in 2021 or to become one in the foreseeable future, although there can be no assurance in this regard.

In general, we will be a PFIC for any taxable year in which:

•	at least 75% of our gross income is passive income; or

•	at least 50% of the value (determined based on a quarterly average) of our assets is attributable to assets that produce or are held for the production of passive income.

The determination of whether we are a PFIC is made annually. Accordingly, it is possible that we may become a PFIC in the current or any future taxable year due to changes in our asset or income composition. Because we have valued our goodwill based on the market value of the ADSs, a decrease in the price of the ADSs may also result in our becoming a PFIC.

If we are a PFIC for any taxable year during which you hold the ADSs or ordinary shares, our PFIC status could result in adverse United States federal income tax consequences to you if you are a United States Holder, as defined under “Item 10. Additional Information—E. Taxation—United States Federal Income Tax Considerations” in the 2020 Form 20-F. For example, if we are or become a PFIC, you may become subject to increased tax liabilities under United States federal income tax laws and regulations, and will become subject to burdensome reporting requirements. See “Item 10. Additional Information—E. Taxation—United States Federal Income Tax Considerations—Passive Foreign Investment Company” in the 2020 Form 20-F. There can be no assurance that we will not be a PFIC for the current or any future taxable year.

USE OF PROCEEDS

We estimate that the net proceeds that we will receive from this offering will be approximately $158.1 million, after deducting fees payable to the Placement Agents, as well as estimated expenses payable by us. We intend to use the net proceeds from the offering for research and development and expansion of production scale.

DILUTION

As of December 31, 2020, we had a net tangible book value of $63.9 million (our total tangible assets minus our intangible assets and right-of-use assets and total liabilities), corresponding to a net tangible book value of $0.41 per ADS or $0.03 per Class A ordinary share (using the ratio of 15 Class A ordinary shares to one ADS). Net tangible book value per share represents the amount of our total tangible assets, minus our total liabilities, divided by the total number of our shares outstanding at December 31, 2020.

After giving effect to the sale by us of 13,492,065 ADSs in this offering, and assuming an offering price of $12.60 per ADS and after deducting the estimated Placement Agent fees of $11.1 million and estimated offering expenses payable by us of $ 0.8 million, our estimated net tangible book value at December 31, 2020 would have been approximately $222.0 million, representing $1.32 per ADS, or $0.09 per Class A ordinary share. This represents an immediate increase in net tangible book value of $0.91 per ADS, or $0.06 per Class A ordinary share, to existing shareholders and an immediate dilution in net tangible book value of $11.28 per ADS, or $0.75 per Class A ordinary share, to new investors purchasing ADSs in this offering. Dilution for this purpose represents the difference between the price per ADS paid by these purchasers and net tangible book value per ADS immediately after the completion of this offering.

The following table illustrates this dilution to new investors purchasing ADSs (without considering warrants) in this offering:

	As of December 31, 2020
	ADSs (in US$)	Class A Ordinary Shares (in US$)
Net tangible book value per ADS or Class A ordinary share	0.41	0.03
Increase in net tangible book value per ADS or Class A ordinary share attributable to new investors	0.91	0.06
Pro forma net tangible book value per ADS or Class A ordinary share after this offering	1.32	0.09
Dilution per ADS or Class A ordinary share to new investors	11.28	0.75
Percentage of dilution in net tangible book value per ADS or Class A ordinary share for new investors(1)	90%	90%

Note:

(1)	Percentage of dilution for new investors is calculated by dividing the dilution in net tangible book value for new investors by the price of this offering.

DESCRIPTION OF OUR SECURITIES WE ARE OFFERING

ADSs

For a description of the ADSs being offered hereby, please see “Description of American Depositary Shares” in the accompanying prospectus.

Warrants

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement and being issued to the investors and Placement Agents (with some exceptions noted below) are summarized below. The form of warrant will be provided in this offering and will be filed as an exhibit to a Report of Foreign Private Issuer on Form 6-K with the SEC in connection with this offering.

The warrants to be issued to the investors will have an exercise price of $16.38 per ADS. The warrants are exercisable on or after the date of issuance and will terminate three years from the date of issuance. The warrant issuable to the Placement Agent shall generally be on the same terms and conditions as the warrants sold in this offering, except that the Placement Agent warrants and securities underlying the Placement Agent warrants shall not be transferable, with limited exceptions, for a period of 180 days and have an exercise price of $15.75 per ADS. The exercise price and number of ADSs issuable upon exercise is subject to appropriate adjustment upon the occurrence of certain events, including, but not limited to, stock dividends or splits, business combination, sale of assets, similar recapitalization transactions, or other similar transactions. In addition, the exercise price of the warrants is subject to an adjustment in the event that we issue or are deemed to issue ADSs or Class A Ordinary Shares for less than the applicable exercise price of the warrant.

There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to apply to list the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

Holders of the warrants may exercise their warrants to purchase ADSs on or before the termination date by delivering an exercise notice, appropriately completed and duly signed. Following each exercise of the warrants, the holder is required to pay the exercise price for the number of ADSs for which the warrant is being exercised in cash. A holder of the warrants also will have the right to exercise its warrants on a cashless basis if the registration statement or prospectus contained therein is not available for the issuance of the ADSs issuable upon exercise thereof. Warrants may be exercised in whole or in part, and any portion of a warrant not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver ADSs issuable upon exercise of a warrant.

Upon the holder’s exercise of a warrant, we will issue the ADSs issuable upon exercise of the warrant within three trading days of our receipt of notice of exercise, subject to receipt of payment of the aggregate exercise price therefor.

The ADSs issuable on exercise of the warrants are duly and validly authorized and will be, when issued, delivered and paid for in accordance with the warrants, issued and fully paid and non-assessable. We will authorize and reserve Class A ordinary shares equal to the number of the Class A ordinary shares represented by ADSs issuable upon exercise of all outstanding warrants.

If at any time (x) the volume-weighted average price of the ADSs on the principal trading market in which the ADSs then trade (the “Principal Market”) exceeds $40.00 (as adjusted for share splits, share dividends, recapitalizations and similar events) (the “Forced Exercise Minimum Price”) for ten (10) consecutive trading days (each, a “Forced Exercise Measuring Period”), and (y) no Equity Conditions Failure (as defined in the warrants) then exists, then the Company shall have the right to require holders to exercise the warrants (each, a “Forced Exercise”) into up to such aggregate number of ADSs equal to the lesser of (x) the aggregate number of ADSs for which such warrants are then exercisable and (y) 30% of the aggregate dollar trading volume of the ADSs during the three consecutive trading day period immediately prior to the applicable Forced Exercise Notice Date (as defined below)(such lesser number of ADSs, the “Maximum Forced Exercise Share Amount”). The Company may exercise its right to require a Forced Exercise by delivering irrevocable written notice thereof to all, but not less than all, of the holders of warrants (each, a “Forced Exercise Notice”, and the date thereof, each a “Forced Exercise Notice Date”). Each Forced Exercise Notice shall state (i) the trading day selected for the Forced Exercise, (ii) the aggregate portion of the warrants subject to Forced Exercise, (iii) the Maximum Forced Exercise Share Amount (as defined below) and (iv) that there has been no Equity Conditions Failure (as defined in the warrants). If (x) if the VWAP of the ADSs on the Principal Market fails to exceed the Forced Exercise Minimum Price for each trading day commencing on the Forced Exercise Notice Date and ending and including the Trading Day immediately prior to the applicable Mandatory Forced Exercise Date (a “Forced Exercise Price Failure”) or (y) an Equity Conditions Failure occurs at any time after a Forced Exercise Notice Date and prior to the related Forced Exercise Date, (A) the Company shall provide the Holder a subsequent notice to that effect and (B) unless the Holder waives the applicable Equity Conditions Failure and/or Forced Exercise Price Failure, as applicable, the Forced Exercise shall be cancelled. If the Company elects to cause a Forced Exercise of any warrants, then it must simultaneously take the same action in the same proportion with respect to all of the other warrants then outstanding.

If, at any time a warrant is outstanding, we consummate any fundamental transaction, as described in the warrants and generally including any consolidation or merger into another corporation, or the sale of all or substantially all of our assets, or other transaction in which our ordinary shares is converted into or exchanged for other securities or other consideration, the holder of any warrants will thereafter receive, the securities or other consideration to which a holder of the number of ADSs then deliverable upon the exercise or exchange of such warrants would have been entitled upon such consolidation or merger or other transaction. Additionally, in the event of a fundamental transaction, each warrant holder will have the right to require us, or our successor, to repurchase the warrants for an amount equal to the Black-Scholes value of the remaining unexercised portion of the warrant on the terms set forth in the warrant.

The exercisability of the warrants may be limited in certain circumstances if, after giving effect to such exercise, the holder or any of its affiliates would beneficially own (as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) more than 4.99% or 9.99% of our Class A ordinary shares.

THE HOLDER OF A WARRANT WILL NOT POSSESS ANY RIGHTS AS A HOLDER OF AN ADS UNDER THAT WARRANT UNTIL THE HOLDER EXERCISES THE WARRANT. THE WARRANTS MAY BE TRANSFERRED INDEPENDENT OF THE ADSS WITH WHICH THEY WERE ISSUED, SUBJECT TO APPLICABLE LAWS.

PLAN OF DISTRIBUTION

We have entered into a Placement Agency Agreement with FT Global Capital, Inc. and Valuable Capital Limited with respect to the securities subject to this offering. FT Global shall serve as the lead exclusive placement agent and Valuable will serve as co-placement agent. Subject to the terms and conditions of the Placement Agency Agreement, we have agreed to offer and sell to the public through the Placement Agents, and the Placement Agents have agreed to offer for sale up to 13,492,065 ADSs and Warrants to Purchase 4,047,620 ADSs at the public offering price shown on the cover page of this prospectus on a best-efforts basis. With respect to each ADS and Warrants to Purchase ADSs sold, the Company will pay to the Placement Agents the fees set forth on the cover page of this prospectus. The Placement Agents and their associated persons may purchase securities in the offering.

This offering is being completed on a “best efforts” basis, and the Placement Agents have no obligation to buy any ADSs or Warrants to Purchase ADSs from us or to arrange for the purchase or sale of any specific number or dollar amount of ADSs or Warrants to Purchase ADSs. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated. The obligations of the Placement Agents may be terminated upon the occurrence of certain events specified in the Placement Agency Agreement. Furthermore, pursuant to the Placement Agency Agreement, the Placement Agents’ obligations are subject to customary conditions, representations and warranties contained in the Placement Agency Agreement, such as receipt by the Placement Agents of officers’ certificates and legal opinions. The Placement Agents may, but are not obligated to, retain other selected dealers that are qualified to offer and sell the ADSs or Warrants to Purchase ADSs and that are members of the Financial Industry Regulatory Authority, Inc.

The Placement Agents are offering the ADSs and Warrants to Purchase ADSs subject to the approval of certain legal matters by their counsel and to certain other conditions.

We will enter into a Securities Purchase Agreement with certain institutional investors for the purchase of the ADSs and Warrants to Purchase ADSs being offered hereby. The closing of this offering will take place on or around May 3, 2021, and the following will occur:

•	we will receive funds in the amount of the aggregate purchase price;

•	the Placement Agents will receive the placement agent fees and the Placement Agent Warrants in accordance with the terms of the Placement Agency Agreement; and

•	we will deliver the securities to the investors.

The Placement Agents may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agents will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of the securities offered hereby by the placement agent. Under these rules and regulations, the Placement Agents: (i) may not engage in any stabilization activity in connection with our securities; and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

FT Global Capital, Inc. and other broker-dealers registered with the SEC are expected to make offers and sales within the United States through their respective selling agents. Any offers and sales outside the United States may be conducted by foreign broker-dealers that are not eligible for membership in FINRA. Valuable Capital Limited will offer our securities in Hong Kong and China. Valuable Capital Limited is not registered as a broker-dealer with the SEC, and as such will not make any offers or sales of our securities within the United States.

Commissions and Expenses

The Placement Agents have advised us that the Placement Agents propose to offer the securities to the public at the assumed public offering price set forth on the cover page of this prospectus. The securities are offered by the Placement Agents subject to receipt and acceptance by us and subject to our right to reject any order in whole or in part. The Placement Agents have informed us that the Placement Agents do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the fees payable to the Placement Agents by us in connection with this offering assuming the maximum offering is completed.

	Per ADS		Total
Public offering price	US$	12.600	US$	170,000,019.000
Placement Agent Fees(1)	US$	0.819	US$	11,050,001.235
Proceeds, before expenses, to us	US$	11.781	US$	158,950,017.765

(1)	We have agreed to pay to the Placement Agents a cash fee equal to 6.5% of the gross proceeds from the sale of the securities in the offering.

We have also agreed to pay or reimburse the Placement Agent for certain of the Placement Agents’ out-of-pocket expenses relating to the offering, including up to US$50,000 of the fees and expenses of the lead Placement Agent’s outside legal counsel, the Placement Agents’ actual accountable travel, diligence and related expenses for this offering. Such actual out-of-pocket expenses shall, in the aggregate, not exceed US$30,000. We estimate that the total expenses of the offering, excluding Placement Agent fees, will be approximately US$0.8 million.

Placement Agent Warrants

Upon the closing of this offering, we have agreed to issue to the Placement Agents three-year warrants to purchase up to 5% of the ADSs sold by us to investors introduced by the Placement Agents in this offering. The warrants will be exercisable at a per ADS exercise price equal to $15.75, subject to standard anti-dilution adjustments for share splits and similar transactions. The warrants will be exercisable at any time, and from time to time, in whole or in part, during the period from the effective date of the offering, which period shall not extend further than five years from the date of commencement of sales in this offering in compliance with Financial Industry Regulatory Authority, or FINRA, Rule 5110. The warrants are also exercisable on a cashless basis. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110. Except as permitted by Rule 5110, the Placement Agents (or permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate the warrants or the securities underlying the warrants, nor will any, of them engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the option or the underlying securities for a period of 180 days from the commencement of sales under this prospectus. The exercise price and number of securities upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying ADSs will not be adjusted for issuances of ADSs at a price below the warrant exercise price.

Mr. Nangeng Zhang agreed that, without the prior written consent of the Placement Agents and subject to certain exceptions, they will not, during the period ending 180 days after the date of this prospectus supplement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of directly or indirectly, any ordinary shares or ADSs or any securities convertible into or exercisable or exchangeable for such ordinary shares or ADSs, (ii) enter into a transaction which would have the same effect or enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ordinary shares, ADSs or any of our securities that are substantially similar to the ADSs or ordinary shares or any options or warrants to purchase any of the ADSs or ordinary shares or any securities convertible into, exchangeable for or that represent the right to receive the ADSs or ordinary shares, whether now owned or hereinafter acquired, owned directly by it or with respect to which it has beneficial ownership within the rules and regulations of the SEC, whether any of these transaction is to be settled by delivery of ordinary shares or ADSs or such other securities, in cash or otherwise or (iii) publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement.

The restrictions described in the preceding paragraph are subject to certain exceptions, including the transfer of shares as a bona fide gift or through will of intestacy.

Listing

Our ADSs are listed on the Nasdaq Global Market under the symbol “CAN.”

Electronic Distribution

One or more of the Placement Agents may distribute prospectuses electronically.

Discretionary Sales

The Placement Agents do not intend to make sales to discretionary accounts.

Indemnification

We have agreed to indemnify the Placement Agents against certain liabilities, including liabilities under the Securities Act.

Relationships

The Placement Agents and their affiliates are financial institutions engaged in various activities, which may include the sales and trading of securities, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, financing, brokerage and other financial and non-financial activities and services. Certain of the Placement Agents and their respective affiliates may have, from time to time, performed, and may in the future perform, a variety of such activities and services for us and for persons or entities with relationships with us for which they received or will receive customary fees, commissions and expenses.

In the ordinary course of their various business activities, the Placement Agents and their respective affiliates, directors, officers and employees may at any time purchase, sell or hold a broad array of investments, and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers. Such investment and trading activities may involve or relate to the assets, securities and/or instruments of us (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The Placement Agents and their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments. In addition, the Placement Agents and their affiliates may at any time hold, or recommend to clients that they should acquire, long and short positions in such assets, securities and instruments.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the ADSs and Warrants to Purchase ADSs, or the possession, circulation or distribution of this prospectus or any other material relating to us or the ADSs or Warrants to Purchase ADSs in any jurisdiction where action for that purpose is required. Accordingly, the ADSs and Warrants to Purchase ADSs may not be offered or sold, directly or indirectly, and neither this prospectus nor any other material or advertisements in connection with the ADSs and Warrants to Purchase ADSs may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

Cayman Islands. This prospectus does not constitute a public offer of the ADSs and Warrants to Purchase ADSs or ordinary shares, whether by way of sale or subscription, in the Cayman Islands. ADSs and Warrants to Purchase ADSs or ordinary shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Hong Kong. The ADSs and Warrants to Purchase ADSs may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules promulgated thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the ADSs and Warrants to Purchase ADSs may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ADSs and Warrants to Purchase ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules promulgated thereunder.

People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the ADSs and Warrants to Purchase ADSs may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Taiwan. The ADSs and Warrants to Purchase ADSs have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the ADSs and Warrants to Purchase ADSs in Taiwan.

LEGAL MATTERS

Certain legal matters with respect to Cayman Islands law will be passed upon for us by our Cayman Islands counsel, Maples and Calder (Hong Kong) LLP. Certain legal matters with respect to PRC law will be passed upon for us by our PRC counsel, Commerce & Finance Law Offices. Certain legal matters with respect to United States and New York law will be passed upon for us by Simpson Thacher & Bartlett LLP. Certain legal matters will be passed on for the Placement Agents by Schiff Hardin LLP, Washington, DC.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the annual report on Form 20-F for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The office of PricewaterhouseCoopers Zhong Tian LLP is located at 11/F PricewaterhouseCoopers Center, Link Square 2, 202 Hu Bin Road, Huangpu District, Shanghai, People’s Republic of China.

PROSPECTUS

Class A Ordinary Shares

Preferred Shares

Warrants

Subscription Rights Units

We may offer Class A ordinary shares, par value $0.00000005 per share, including Class A ordinary shares represented by American depositary shares, or ADSs, with each ADS representing 15 Class A ordinary shares, preferred shares, warrants, subscription rights and/or units from time to time.

We will provide specific terms of any offered securities and offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 34 of this prospectus.

The ADSs are listed on the NASDAQ Global Market under the symbol “CAN.” On April 22, 2021, the last reported sale price of the ADSs on the NASDAQ Global Market was US$13.16 per ADS.

Our issued and outstanding share capital consists of Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. In respect of matters requiring a shareholder vote, each Class A ordinary share will be entitled to one vote and each Class B ordinary share will be entitled to 15 votes. Each Class B ordinary share is convertible into one class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. See “Description of Share Capital.”

Investing in these securities involves risks. See the “Risk Factors” section contained in the applicable prospectus supplement and the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of securities or passed upon the accuracy or adequacy of the disclosures in this prospectus, including any prospectus supplement and documents incorporated by reference. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 23, 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or the prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information About Us.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

•	“ADRs” are to the American depositary receipts that evidence our ADSs;

•	“ADSs” are to our American depositary shares, each of which represents 15 Class A ordinary shares, par value US$0.00000005 each;

•

“China” or the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan, the Hong Kong Special Administrative Region and the Macao Special Administrative Region;

•	“RMB” or “Renminbi” are to the legal currency of China;

•	“US$,” “U.S. dollars,” “$,” and “dollars” are to the legal currency of the United States; and

•	“we,” “us,” “our company,” “our” and “Canaan” are to Canaan Inc., its subsidiaries and its consolidated affiliated entities, as the context requires.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain statements of a forward-looking nature. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provision under Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and as defined in the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. These forward-looking statements relate to, among others:

•	our goals and strategies;

•	our expansion plans;

•	our future business development, financial condition and results of operations;

•	our expectations regarding demand for, and market acceptance of, our products; and

•	general economic and business conditions.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

You should read these statements in conjunction with the risks discussed under the heading “Risk Factors” included in the applicable prospectus supplement or under similar headings in other documents which are incorporated by reference in this prospectus. Moreover, we operate in an emerging and evolving environment. New risks may emerge from time to time, and it is not possible for our management to predict all risks, nor can we assess the impact of such risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ materially from those contained in any forward-looking statements. The forward-looking statements made in this prospectus and the documents incorporated by reference herein relate only to events or information as of the date on which the statements are made in this prospectus and such incorporated documents. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents incorporated by reference herein and have filed as exhibits to this prospectus and the incorporated documents, completely and with the understanding that our actual future results may be materially different from what we expect.

OUR COMPANY

We provide supercomputing solutions through our proprietary high performance computing ASICs. Our visionary management team has a clear strategy to commercialize supercomputing technology. In January 2013, Mr. Nangeng Zhang, our chairman and chief executive officer, and his team, invented and delivered one of the first Bitcoin mining machines incorporating ASIC technology. Our founders and management team have a clear strategy to commercialize supercomputing technology. We initially dedicated our research and development efforts to ASIC applications for Bitcoin mining, which rapidly built up our know-how of ASIC design. Such experience provided us with a solid foundation in terms of both technology and capital resources, which better prepared us for further research and development involving AI chips. In September 2018, we became the first in the industry to deliver commercial edge computing AI chips based on Risc-V architecture and self-developed neural-network accelerator with outstanding performance. As we are a fabless IC designer, the ICs that we design are manufactured, packaged and tested by industry-leading suppliers, including Taiwan Semiconductor Manufacturing Company Limited and Samsung.

CORPORATE INFORMATION

Our principal executive offices are located at 1-2/F, QianFang Science Building C, Building No. 27, Zhongguancun Software Park (Phase I), No. 8 Dongbeiwang West Road, Haidian District, Beijing, 100193, People’s Republic of China. Our telephone number at this address is +86-010-5874-1858. Our registered office in the Cayman Islands is located at the offices of Sertus Chambers, Suite #5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. You can also find information on our website at www.canaan-creative.com. The information contained on our website is not a part of this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and will mail to all record holders of ADSs the information contained in any notice of a shareholders’ meeting received by the depositary from us.

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the risk factors discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks and uncertainties discussed under the heading “Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2020, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF SHARE CAPITAL

We are an exempted company incorporated in the Cayman Islands with limited liability and our affairs are governed by our memorandum and articles of association, and the Companies Act of the Cayman Islands, as amended, which we refer to as the Cayman Companies Act, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital was US$50,000 divided into 999,643,375,556 Class A ordinary shares of per value US$0.00000005 each and 356,624,444 Class B ordinary shares of par value US$0.00000005 each.

As of the date of this prospectus, we have 2,060,597,778 Class A ordinary shares and 311,624,444 Class B ordinary shares issued and outstanding.

The following are summaries of certain material provisions of our amended and restated memorandum and articles of association adopted by special resolution passed on October 4, 2019 and effective immediately prior to the completion of the initial public offering of our ADSs representing our Class A ordinary shares, or our articles of association and the Cayman Companies Act insofar as they relate to the material terms of our ordinary shares. The following summary is not complete, and you should read our amended and restated memorandum and articles of association, a form of which was filed with the SEC as Exhibit 3.2 to the registration statement on Form F-1 (File No. 333-234356), originally filed on October 28, 2019, as amended.

Ordinary Shares

General

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights. Each Class A Ordinary Share shall entitle the holder thereof to one vote on all matters subject to vote at our general meetings, and each Class B ordinary share shall entitle the holder thereof to 15 votes on all matters subject to vote at our general meetings. Our ordinary shares are issued in registered form, and are issued when registered in our register of shareholders. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. We may not issue shares to bearer.

Conversion

Each Class B ordinary share is convertible into one Class A ordinary share at any time at the option of the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Pursuant to our articles of association, upon any sale, transfer, assignment or disposition of any Class B ordinary share by a holder thereof to any person who is not an affiliate of such holder, or upon a change of ultimate beneficial ownership of any Class B ordinary share to any person who is not an affiliate of the registered shareholder of such Class B ordinary share, such Class B ordinary share shall be automatically and immediately converted into the same number of Class A ordinary share. For this purpose, beneficial ownership shall have the meaning set forth in Rule 13d-3 under the United States Securities Exchange Act of 1934, as amended.

An “affiliate” for the purposes of our articles of association means in respect of a person, any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person, and (i) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brothers-in-law and sisters-in-law, a trust for the benefit of any of the foregoing, and a corporation, partnership or any other entity wholly or jointly owned by any of the foregoing, and (ii) in the case of an entity, shall include a partnership, a corporation or any other entity or any natural person which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity. The term “control” shall mean the ownership, directly or indirectly, of shares possessing more than fifty per cent (50%) of the voting power of the corporation, partnership or other entity (other than, in the case of a corporation, securities having such power only by reason of the happening of a contingency), or having the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of such corporation, partnership or other entity.

A “person” for the purposes of our articles of association means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires.

For the avoidance of doubt, on the transmission of shares following the death of a holder of Class B ordinary shares, such Class B ordinary shares will not automatically convert into the same number of Class A ordinary shares unless such transmission of shares results in a change in ultimate beneficial ownership of such Class B ordinary share(s) to any person who is not an affiliate of the relevant holder of Class B ordinary shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Our authorized share capital consists of Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and our Class B ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by our shareholders at any general meeting of our company. Each Class A ordinary share shall be entitled to one vote, and each Class B ordinary share shall be entitled to 15 votes, on all matters subject to a vote at general meetings of our company.

Voting at any meeting of shareholders is by a show of hands, unless a poll is demanded by the chairman or one or more shareholders present in person or by proxy of the Company entitled to vote, and, unless a poll is so demanded, a declaration by the chairman of that a resolution has, on a show of hands, been carried or carried unanimously, or by a particular majority, or lost and an entry to that effect in the minutes of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number of proportion of the votes recorded in favor of, or against that resolution.

Transfer of Shares

Any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in any usual or common form or any other form approved by our board of directors, executed by or on behalf of the transferor.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

•

the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of ordinary shares;

•	the instrument of transfer is properly stamped, if required;

•	the ordinary share transferred is fully paid and free of any lien in favor of us;

•	any fee related to the transfer has been paid to us; and

•	in the case of any transfer to joint holders, the transfer is not to more than four joint holders.

If our directors refuse to register a transfer, they shall within three calendar month after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

Winding Up

On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay the whole of the share capital, such assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

The liquidator may, with the sanction of a special resolution of our shareholders, divide amongst the shareholders in species or in kind the whole or any part of the assets of our company, and may for such purpose set such value as the liquidator deems fair upon any property to be divided as aforesaid and may determine how the division shall be carried out as between our shareholders or different classes of shareholders.

We are an exempted company with limited liability incorporated under the Cayman Companies Act, and under the Cayman Companies Act, the liability of our shareholders is limited to the amount, if any, unpaid on the shares respectively held by them. Our memorandum of association contains a declaration that the liability of our members is so limited.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or by ordinary resolution of our shareholders (but no repurchase may be made contrary to the terms or manner recommended by our directors), or as otherwise authorized by our articles of association. Under the Cayman Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Cayman Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders (or any of them) for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 calendar days prior to the specified time and place of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obliged by the Cayman Companies Act to call shareholders’ annual general meetings. Our articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by a majority of our board of directors or by our chairman. Advance notice of at least ten business days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third in nominal value of the total issued voting shares in our company.

The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association provide that upon the requisition of shareholders representing in aggregate not less than one-third of the votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Proceedings of Board of Directors

Our articles of association provide that subject to the Cayman Companies Act, our articles of association and to any resolutions passed in a general meeting of our company, our business is to be managed and conducted by our board of directors. The quorum necessary for board meetings may be fixed by the board and, unless so fixed at another number, will be a majority of the directors.

Our articles of association provide that the board may from time to time at its discretion exercise all powers of our company to raise capital or borrow money, to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of our company and issue debentures, bonds and other securities of our company, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party.

Changes in Capital

Our shareholders may from time to time by ordinary resolution:

•	increase our share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

•	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

•	sub-divide our existing shares, or any of them, into shares of a smaller amount; or

•

cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so canceled.

Our shareholders may by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, reduce our share capital or any capital redemption reserve in any manner permitted by law.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under the Cayman Companies Act to inspect or obtain copies of our list of shareholders or our corporate records (except for our memorandum and articles of association and our register of mortgages and charges). However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find More Information.”

Exempted Company

We are an exempted company with limited liability duly incorporated and validly existing under the Cayman Companies Act. The Cayman Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

•	an exempted company’s register of members is not open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may issue no par value, negotiable or bearer shares;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil). Upon the closing of this offering, we will be subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. We may follow the home country practice for certain corporate governance practices after the closing of this offering which may differ from the Nasdaq Stock Market Rules. The Nasdaq Stock Market Rules require that every company listed on the Nasdaq Global Market hold an annual general meeting of shareholders. In addition, our articles of association allow our directors to call extraordinary general meetings of our shareholders pursuant to the procedures set forth in our articles of association.

Differences in Corporate Law

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England, but does not follow recent statutory enactments in England and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of England. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements

The Cayman Companies Act permits mergers and consolidations between the Cayman Islands companies and between the Cayman Islands companies and the non-Cayman Islands companies. For these purposes,

(a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with, among other things, a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting from a merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Cayman Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separately from the statutory provisions relating to mergers and consolidations, the Cayman Companies Act also contain statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meeting or meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the required majority vote have been met;

•

the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

The Cayman Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissenting minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months of the offer being made, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by the way of scheme of arrangement is thus approved, or if a tender offer is made and accepted in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

•	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

•	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

•	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Companies Act does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against dishonesty, willful default or fraud or the consequences of committing a crime. Our articles of association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in Our Articles

Some provisions of our articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

However, under the Cayman Islands law, our directors may only exercise the rights and powers granted to them under our articles of association, as amended and restated from time to time, for a proper purpose and in what they believe in good faith to be in the best interests of our company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director acts in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in good faith in the best interests of the company, a duty not to make a personal profit based on his or her position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association allow our shareholders holding in aggregate not less than one-third of the votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Our articles of association provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings. However, our corporate governance guidelines require us to call such meetings every year.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. The Cayman Islands law does not prohibit cumulative voting, but our articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any fewer protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles of association, directors may be removed by ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated or; (v) is removed from office pursuant to any other provisions of our articles of association.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the fiduciary duties owed by our directors do require that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Companies Act, our company may be wound up by either a special resolution of our shareholders or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our shareholders. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our articles of association, if our share capital is divided into more than one class of shares, we may materially and adversely vary the rights attached to any class only with the consent in writing of the holders of not less than two-thirds of the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Companies Act and our articles of association, our memorandum and articles of association may only be amended by special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our articles of association that require the Company to disclose shareholder ownership above any particular ownership threshold.

Directors’ Power to Issue Shares

Under our articles of association, our board of directors is empowered to issue or allot shares or grant options, restricted shares, RSUs, share appreciation rights, dividend equivalent rights, warrants and analogous equity-based rights with or without preferred, deferred, qualified or other special rights or restrictions. In particular, pursuant to our articles of association, our board of directors has the authority, without further action by the shareholders, to issue all or any part of our capital and to fix the designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions therefrom, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of our ordinary shares.

History of Securities Issuances

The following is a summary of our securities issuances since our inception.

Ordinary Shares

Upon our incorporation in the Cayman Islands in February 2018 in connection with our offshore reorganization, we issued 1,000, 1,000, 1,000 and 1,000 shares to Flueqel Ltd., Ouroboros Ltd., Urknall Ltd. and JPKONG LTD respectfully, for a consideration at a then par value of US$0.0001 per share on the same day.

In order to reflect the then onshore interest of our various stakeholders in Hangzhou Canaan, our company issued and allotted a total of 1,000,000 shares for a consideration at a then par value of US$0.0001 per share to the British Virgin Islands companies held by the then shareholders of Hangzhou Canaan based on their relative interests in Hangzhou Canaan.

Share Repurchase Program

In September 2020, we announced the adoption of a share repurchase program under which the Company may repurchase up to US$10 million worth of its outstanding (i) American depositary shares (“ADSs”), each representing 15 Class A ordinary shares, and/or (ii) Class A ordinary shares over the next 12 months starting from September 22, 2020. Under the share repurchase program, we may repurchase its ADSs from time to time through open market transactions at prevailing market prices, privately negotiated transactions, block trades or any combination thereof. In addition, we will also effect repurchase transactions in compliance with Rule 10b5-1 and/or Rule 10b-18 under the Exchange Act and our insider trading policy. The number of ADSs repurchased and the timing of repurchases will depend on a number of factors, including, but not limited to, price, trading volume and general market conditions, along with our working capital requirements and general business conditions. Our board of directors and/or management will review the share repurchase program periodically, and may authorize adjustment of its terms and size. We fund the repurchases from our existing cash balance. As of the date of this prospectus, as have repurchased 1,719,946 ADSs.

Share Options

We adopted a share award scheme in April 2018, or the 2018 Share Award Scheme, which provided for the grant of restricted ordinary shares. We have granted all 25,812 restricted ordinary shares, before the one-for-2,000 share division, authorized under the 2018 Share Award Scheme. As of the date of this prospectus supplement, after the share division, 51,624,000 restricted ordinary shares exist under the 2018 Share Award Scheme, out of which 5,962,461 restricted ordinary shares have been canceled due to departing employees, 16,000,000 restricted ordinary shares have vested, 13,928,205 restricted share units have vested, 4,002,052 restricted share units have vested on November 21, 2020 and 9,040,000 restricted share units will be vested on November 21, 2021. Our board of directors may at any time amend and alter the 2018 Share Award Scheme, subject to certain exceptions.

For additional information, see “Item 5. Operating and Financial Review and Prospects—A. Operating Results—Critical Accounting Policies, Judgments and Estimates—Share-based Compensation” and “Item 6. Directors, Senior Management and Employees—B. Compensation—2018 Share Award Scheme” in our annual report on Form 20-F for the fiscal year ended December 31, 2020, which is incorporated by reference in this prospectus.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent 15 Class A ordinary shares (or a right to receive 15 Class A ordinary shares) deposited with The Hongkong and Shanghai Banking Corporation Limited, as custodian for the depositary in Hong Kong. Each ADS will also represent any other securities, cash or other property that may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered and its principal executive office is located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs. The rights of holders of Class A ordinary shares (including Class A ordinary shares represented by ADSs) are governed by the laws of the Cayman Islands.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. See “Where You Can Find More Information” for directions on how to obtain copies of those documents.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation”. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancelation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders or as described in the following sentence. If we asked the depositary to solicit your instructions at least 45 days before the meeting date but the depositary does not receive voting instructions from you by the specified date and we confirm to the depositary that:

•	we wish to receive a proxy to vote uninstructed shares;

•	we reasonably do not know of any substantial shareholder opposition to the proxy item(s); and

•	the proxy item(s) is not materially adverse to the interests of shareholders,

then the depositary will consider you to have authorized and directed it to give a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs as to the proxy item(s). If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities, if we request the Depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:

$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

Cancelation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

Persons depositing or withdrawing shares or ADS holders must pay:	For:

$.05 (or less) per ADS	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

$.05 (or less) per ADS per calendar year	Depositary services

Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement)

Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancelation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are canceled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if

•	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

•

we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

•	we delist our shares from an exchange outside the United States on which they were listed and do not list the shares on another exchange outside the United States;

•	the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act of 1933;

•	we appear to be insolvent or enter insolvency proceedings;

•	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

•	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

•	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•

are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

•	are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;

•

are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

•	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

•

the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

•

when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

•	when you owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder communications; inspection of register of holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Waiver of Jury Trial

The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of Class A ordinary shares (including Class A ordinary shares represented by ADSs) are governed by the laws of the Cayman Islands.

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our Class A ordinary shares, the ADSs or the deposit agreement, including any claim under U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable on the facts and circumstances of that case in accordance with applicable case law. However, you cannot waive our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

DESCRIPTION OF PREFERRED SHARES

The particular terms of each issue or series of preferred shares will be described in the related prospectus supplement. This description will include, where applicable, a description of:

•	the title and nominal value of the preferred shares;

•	the number of preferred shares we are offering;

•	the liquidation preference per preferred share, if any;

•	the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

•	whether preferential subscription rights will be issued to existing shareholders;

•	the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the Company;

•	the procedures for any auction and remarketing, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred shares on any securities exchange or market;

•

whether the preferred shares will be convertible into our ordinary shares (including in the form of ADSs) or preferred shares of another category, and, if applicable, conditions of an automatic conversion into ordinary shares (including in the form of ADSs), if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred shares;

•	preemption rights, if any;

•	other restrictions on transfer, sale or assignment, if any;

•	whether interests in the preferred shares will be represented by American Depositary Preferred Shares;

•	a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

•

any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Our board of directors may cause the Company to issue from time to time, out of the authorized share capital of the Company (other than the authorized but unissued ordinary shares), series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, our board of directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.

When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

The issuance of preferred shares could adversely affect the voting power of holders of ordinary shares and ADSs and reduce the likelihood that holders of ordinary shares and ADSs will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ADSs. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants to purchase ordinary shares, including ordinary shares represented by ADSs. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued and exercised;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities purchasable upon exercise of such warrants;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	any material Cayman Islands or United States federal income tax consequences;

•	the antidilution provisions of the warrants, if any; and

any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase ordinary shares, including ordinary shares represented by ADSs. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•	the title of such subscription rights;

•	the securities for which such subscription rights are exercisable;

•	the exercise price for such subscription rights;

•	the number of such subscription rights issued to each shareholder;

•	the extent to which such subscription rights are transferable;

•	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

DESCRIPTION OF UNITS

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Most of our operations are conducted in China, and most of our assets are located in China. In addition, most of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce in United States courts judgments obtained in United States courts based on the civil liability provisions of the United States federal securities laws against us and our officers and directors.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the U.S. District Court for the Southern District of New York under the federal securities laws of the U.S. or of any state in the U.S. or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

In addition, Maples and Calder (Hong Kong) LLP has advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final and conclusive, (iv) is not in respect of taxes, a fine or a penalty, and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Commerce & Finance Law Offices, our PRC legal adviser, has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. Commerce & Finance Law Offices has advised us further that under PRC law, courts in the PRC will not recognize or enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or social public interest. As there existed no treaty or other form of reciprocity between China and the United States governing the recognition and enforcement of judgments as of the date of this prospectus, including those predicated upon the liability provisions of the United States federal securities laws, there is uncertainty whether and on what basis a PRC court would enforce judgments rendered by United States courts. In addition, because there is no treaty or other form of reciprocity between the Cayman Islands and China governing the recognition and enforcement of judgments as of the date of this prospectus, there is further uncertainty as to whether and on what basis a PRC court would enforce judgments rendered by a Cayman Islands court.

TAXATION

Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information, if applicable:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any offering price to the public;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through underwriters or dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed delivery contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market making, stabilization and other transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

We are being represented by Simpson Thacher & Bartlett LLP with respect to certain legal matters of United States federal securities and New York state law. The validity of the ordinary shares represented by the ADSs offered in this offering and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Commerce & Finance Law Offices. Simpson Thacher & Bartlett LLP and Maples and Calder (Hong Kong) LLP may rely upon Commerce & Finance Law Offices with respect to matters governed by PRC law.

EXPERTS

The financial statements incorporated in this prospectus by reference to the annual report on Form 20-F for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The office of PricewaterhouseCoopers Zhong Tian LLP is located at 11/F PricewaterhouseCoopers Center, Link Square 2, 202 Hu Bin Road, Huangpu District, Shanghai, People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are currently subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings may also be obtained over the Internet at the SEC’s website at www.sec.gov.

Our corporate website is www.canaan-creative.com. The information contained on our websites is not a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2020 filed on April 21, 2021;

•

the description of the securities contained in our registration statement on Form 8-A filed on November 6, 2019 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

•	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

•	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Our annual report for the fiscal year ended December 31, 2020 contains a description of our business and audited consolidated financial statements with a report by our independent auditor. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Canaan Inc.

1-2/F, QianFang Science Building C

Building No. 27, Zhongguancun Software Park (Phase I)

No. 8 Dongbeiwang West Road

Haidian District, Beijing, 100193

People’s Republic of China

Tel: +86-010-5874-1858

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.